UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]    Preliminary Proxy Statement
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[ ]    Soliciting Material Pursuant to § 240.14a-12

FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________
(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-b(i)(1) and 0-11.

FIRST MERCHANTS CORPORATION
200 EAST JACKSON STREET
MUNCIE, INDIANA 47305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2025

The annual meeting of the shareholders of First Merchants Corporation ("FMC" or the "Company") will be held on Friday, May 16, 2025, at 8:00 a.m., Eastern Daylight Time. This year's annual meeting will again be a completely "virtual meeting" of shareholders. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/FRME2025 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting shall be held for the following purposes:

(1)    To elect four (4) directors to hold office for terms of one (1) year, all to serve until their successors are duly elected and qualified.

(2)    To approve, on an advisory basis, the compensation of the Company's named executive officers.

(3)    To ratify the appointment of the firm Forvis Mazars, LLP as the independent auditor for 2025.

(4)    To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on March 20, 2025, shall be entitled to notice of and to vote at the meeting.

                            By Order of the Board of Directors

                            Brian T. Hunt
                            Secretary
Muncie, Indiana
April 1, 2025

YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND OUR VIRTUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2025

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April 1, 2025

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2025

To the shareholders of First Merchants Corporation (“FMC”, "First Merchants", or the “Company”):

We are providing you the notice of annual meeting of shareholders and this proxy statement in connection with FMC’s annual meeting of shareholders to be held on Friday, May 16, 2025, at 8:00 a.m., Eastern Daylight Time (the “Annual Meeting”). You may attend the virtual meeting by going to www.virtualshareholdermeeting.com/FRME2025. The Board of Directors (the “Board”) of the Company is soliciting your proxy to be voted at the Annual Meeting.

The U.S. Securities and Exchange Commission (“SEC”) “notice and access” rule allows us to furnish these proxy materials over the Internet, enabling us to reduce the cost of delivering the materials and lessening the environmental impact of our Annual Meeting. Under this rule, we are mailing a notice regarding the availability of proxy materials to most of our shareholders if you haven’t previously informed us that you prefer a paper copy of the proxy materials. This notice contains instructions on how to access the proxy materials over the Internet. It also contains instructions on how shareholders may receive a paper or electronic copy of the proxy materials, including a proxy statement, annual report and a proxy card. If you received a paper or electronic copy of the proxy materials, you also received a proxy card that can be used to vote your shares.

The distribution of these proxy materials is expected to commence on or about April 1, 2025.

I. VOTING YOUR SHARES

Each share of FMC common stock issued and outstanding as of the close of business on the record date for the Annual Meeting, March 20, 2025 (the “Record Date”), is entitled to be voted on all items being voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 58,534,988 shares outstanding and entitled to vote.

Each share of FMC common stock is entitled to one vote. In a contested election, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. In an uncontested election, directors are elected by a majority of the votes cast by shares entitled to vote at a meeting at which a quorum is present. An incumbent director who fails to receive a majority vote in an uncontested election is required to tender his or her resignation to the Board promptly following the certification of the shareholder vote. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for consideration other than the election of directors in a contested election, as described above, which is based on a plurality of votes cast.

Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted. The Secretary will count the votes and announce the preliminary results of the voting at the Annual Meeting. The Company will publish final results on Form 8-K within four business days following the end of the meeting in accordance with an SEC rule.

You may vote shares held directly in your name as the shareholder of record by participating in the virtual meeting. Even if you plan to do so, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the meeting.

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•By Internet - Shareholders who received a notice regarding the availability of proxy materials may submit proxies over the Internet before the meeting by going to www.proxyvote.com and by following the
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instructions on the notice. Shareholders who received a paper or electronic copy of a proxy card may submit proxies over the Internet by following the instructions on the proxy card.

•By Telephone - Shareholders who live in the United States or Canada may submit proxies by telephone by calling toll-free 1-800-690-6903 on a touch-tone telephone and following the instructions. Shareholders who received a notice regarding the availability of proxy materials should have the notice in hand when calling, and shareholders who received a paper or electronic copy of a proxy card should have the proxy card in hand when calling.

•By Mail - Shareholders who received a paper or electronic copy of a proxy card may submit proxies by mail by completing, signing and dating the proxy card and mailing it in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

After submitting a proxy, you have the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary received prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting at the virtual meeting. Your shares will be voted in accordance with your specific instructions given when submitting your proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR election to the Board of all nominees listed in Item 1 of the proxy; FOR approval of the compensation of the Company’s named executive officers; and FOR ratification of the appointment of the firm of Forvis Mazars, LLP ("Forvis") as the Company’s independent auditor for 2025.

If any director-nominee named in this proxy statement becomes unable or declines to serve (an event that we do not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position.

II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of our knowledge, the following table shows the only beneficial owners of more than 5% of the outstanding FMC common stock as of the Record Date.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class(1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,571,539(2)	11.22%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,176,638(3)	8.84%

Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One Austin, TX 78746	3,074,411(4)	5.25%

(1) The percentages are calculated on the basis of 58,534,988 shares of common stock outstanding as of March 20, 2025.

(2) Based solely on The Vanguard Group’s statement on Schedule 13G of beneficial ownership filed on February 13, 2024 with the SEC. The Schedule 13G reports sole dispositive power with respect to 6,451,325 shares, shared dispositive power with respect to 120,214 shares, and shared voting power with respect to 52,617 shares.

(3) Based solely on BlackRock, Inc.’s statement on Schedule 13G of beneficial ownership filed on January 25, 2024 with the SEC. The Schedule 13G reports sole dispositive power with respect to 5,176,638 shares and sole voting power with respect to 4,993,899 shares.
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(4) Based solely on Dimensional Fund Advisors, LP’s statement on Schedule 13G of beneficial ownership filed on February 9, 2024 with the SEC. The Schedule 13G reports sole dispositive power with respect to 3,074,411 shares and sole voting power with respect to 3,014,088 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table individually lists the amount and percent of the outstanding FMC common stock beneficially owned on the Record Date by the directors, the director-nominees, each of the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 37, and all of the directors, director-nominees and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The information provided in the table is based on FMC’s records and information filed with the SEC and provided to the Company.

The number of shares beneficially owned by each person is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes shares of which a person has the right to acquire beneficial ownership on or before May 19, 2025 (60 days after the Record Date) by exercising vested stock options (“Vested Options”) awarded to participants under FMC’s Long-term Equity Incentive Plan (“LTEIP”). It also includes shares of restricted stock (“Restricted Shares”) awarded to participants under the LTEIP or under FMC’s Equity Compensation Plan for Non-Employee Directors that are still subject to restrictions.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael R. Becher	25,886(1)	*
Susan W. Brooks	8,951(2)	*
Mung Chiang	5,419(3)	*
Patrick J. Fehring	123,492(4)	*
Michael J. Fisher	15,328(5)	*
F. Howard Halderman	25,142(6)	*
Mark K. Hardwick	125,686(7)	*
Kevin D. Johnson	6,132(8)	*
Clark C. Kellogg	13,545(9)	*
Gary J. Lehman	50,667(10)	*
Michael C. Rechin	91,847(11)	*
Jason R. Sondhi	6,971(12)	*
Jean L. Wojtowicz	59,042(13)	*
Michele M. Kawiecki	53,093(14)	*
John J. Martin	62,614(15)	*
Joseph C. Peterson	31,584(16)	*
Michael J. Stewart	100,266(17)	*
Directors and Executive Officers as a Group (17 persons)	805,671(18)	1.37%

*    Percentage beneficially owned is less than 1% of the outstanding shares.

(1)    Includes 7,870 Restricted Shares.

(2)    Includes 7,255 Restricted Shares.

(3)    Dr. Chiang was appointed to the Board on February 8, 2023. All shares are Restricted Shares.
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(4)    Includes 6,863 Restricted Shares, 4,762 shares that Mr. Fehring has the right to acquire by exercising Vested Options, 20,605 shares held by the JoAnn Fehring Trust and 91,262 shares held by the Patrick J. Fehring Trust.

(5)    Includes 7,067 Restricted Shares.

(6)    Includes 7,643 Restricted Shares, 12 shares held by son, Joe Halderman, 3 shares held by son, Jake Halderman, and 1 share owned jointly with his spouse.

(7)    Includes 58,067 Restricted Shares, 3,169 Phantom Shares, and 446 shares held by his spouse.

(8)    All shares are Restricted Shares.

(9)    Includes 7,294 Restricted Shares and 409 shares held by the Rosella Kellogg Revocable Trust.

(10)    Includes 7,067 Restricted Shares.

(11)    Includes 7,464 Restricted Shares.

(12)    Includes 6,495 Restricted Shares and 476 shares held by his spouse.

(13)    Includes 9,264 Restricted Shares.

(14)    Includes 36,768 Restricted Shares.

(15)    Includes 26,379 Restricted Shares.

(16)    Includes 19,271 Restricted Shares.

(17)    Includes 40,835 Restricted Shares.

(18)    Includes 267,156 Restricted Shares and 4,762 shares that the directors and executive officers as a group have the right to acquire by exercising Vested Options.
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III. THE BOARD OF DIRECTORS

FMC’s Bylaws authorize the Board to fix the number of directors from time to time by resolution within a range of nine and fifteen directors. Effective February 6, 2024, the Board fixed this number at thirteen (13). Under the Bylaws, the Board is currently divided into three classes, with each class of directors serving staggered three-year terms or until their successors are elected and qualified. The current directors in each class are eligible for re-election to a new term by the shareholders at the Annual Meeting held in the year in which the term for their class expires. However, at the 2024 Annual Meeting, the shareholders approved a proposal to provide for a phased-in declassification of the Company's Board of Directors culminating in the annual election of all directors. As specified in the Company's Amended Bylaws, the phase-in of a declassified Board begins at the 2025 Annual Meeting.

Vacancies occurring between Annual Meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board until the next Annual Meeting.

All of the directors serving on the Board at the conclusion of the 2024 Annual Meeting of Shareholders remain on the Board as of the date of this proxy statement.

The Bylaws of the Corporation provide that a director shall not continue to serve after the Annual Meeting following the end of the calendar year in which he or she attains age 73.

All of FMC’s directors also serve as directors of its wholly owned subsidiary, First Merchants Bank (“FMB”).

VOTING ITEM 1: ELECTION OF DIRECTORS

Four (4) directors will be elected at the Annual Meeting. All of the current Class I directors — F. Howard Halderman, Kevin D. Johnson, Clark C. Kellogg, and Michael C. Rechin — whose terms will expire as of the 2025 Annual Meeting, have been nominated to serve a new one-year term expiring as of the 2026 Annual Meeting.

There are no family relationships among the Company’s executive officers and directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:
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Class I (Terms expire 2026):
F. Howard Halderman age 58 Director since 2013
Mr. Halderman is the President and CEO of Halderman Farm Management Service, Inc. (“HFMS”), headquartered in Wabash, Indiana, which provides management services for agricultural properties from coast to coast, and Halderman Real Estate Services, Inc. (“HRES”), headquartered in Wabash, Indiana, which buys and sells farm real estate through private transactions and public auctions and performs certified farm appraisals, primarily in Indiana, Ohio and Michigan; and is Executive Chair of US Agriculture, LLC, a Registered Investment Adviser registered with the SEC. Mr. Halderman joined HFMS in 1988 and succeeded his father as President and CEO in 2000. Mr. Halderman co-founded HRES with his father in 1990, and he became the CEO of that company in 2012. Mr. Halderman is an Accredited Farm Manager with the American Society of Farm Managers and Rural Appraisers, and he is a licensed real estate broker in Indiana, Ohio, Georgia, Illinois, Michigan and Kentucky. He serves on the Boards at Honeywell Foundation, Inc., Field of Dreams, Inc., and Parkview Health System. He is also on the Investment Committee for Community Foundation of Wabash County. He is Treasurer of the Grow Wabash County, member of the Boards of Directors of the Wabash County Development Corporation, the Northeast Indiana Regional Partnership and Agrinovus. Mr. Halderman is Chair of the Board’s Risk and Credit Policy Committee.

Mr. Halderman’s specific experience and qualifications to serve as a director
Mr. Halderman has considerable experience and knowledge of the agricultural real estate marketplace throughout the Eastern Corn Belt, which includes the FMC market. Agricultural lending is an important segment of the Company’s business, and Mr. Halderman is the only FMC director who possesses special expertise in this field. His vast network of contacts within the agricultural community in Indiana and nationally benefits the Company. Mr. Halderman owns and operates three farm-related small businesses that are located in an important rural market for the Company.

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Kevin D. Johnson age 60 Director since 2022
Mr. Johnson is the President and Chief Executive Officer for the Detroit Economic Growth Corporation ("DEGC"), the city’s leading inclusive economic development driver. He has served as President and CEO since June 2018. Under Mr. Johnson’s leadership, the organization focuses on job creation, capital investment and small business growth for the City of Detroit. Access, inclusion and financial growth for all Detroiters form the foundation of all DEGC work. As President and CEO, Mr. Johnson spearheads DEGC’s economic development initiatives, including business attraction and retention, neighborhood small-business growth and international investment and corporate attraction of large enterprises to the Detroit region.

Most recently, Mr. Johnson was integral in bringing the $4.5 billion Fiat Chrysler/Stellantis investment to Detroit and, with it, thousands of Stellantis and supplier jobs.

Mr. Johnson has served in both public and private economic-development positions throughout the U.S., including roles in Arizona, Florida, North Carolina and Georgia. In his most previous role at Invest Atlanta, Johnson led the economic development program for the city, helping to create jobs and generating billions of dollars in new capital investment.
Mr. Johnson began his career over 30 years ago as the Assistant County Manager and Director of Economic Development for Caswell County (NC) Municipal Government. Throughout his career, he has held a variety of leadership positions including President of the Athens Area Chamber of Commerce, Vice President of business development for the Greater Phoenix Economic Council and Vice President of Business Development for Research Triangle Foundation in North Carolina.

Mr. Johnson received his Bachelor of Science in Political Science and Pre-Law from South Carolina State University. He received his Certified Economic Developer designation from the International Economic Development Council and has received numerous professional and community awards. Mr. Johnson was named one of the Top 50 Economic Developers of 2019 by Consultant Connect, a consulting agency designed to bridge the gap between economic developers and site consultants. He serves as a member of the International Economic Development Council. He is also on the board of directors with the Downtown Detroit Partnership, Detroit Riverfront Conservancy, Tech Town, and the Economic Development Leaders of Michigan.

Mr. Johnson’s specific experience and qualifications to serve as a director	Mr. Johnson is a veteran of the economic development industry, advising large and medium enterprises in their site selection needs and enhanced finance opportunities through public tax incentives at the local, state and federal levels. He also provides the Board with insight into the banking needs of small businesses in low-moderate income areas, including those in Detroit, Michigan.

Clark C. Kellogg age 64 Director since 2019	Mr. Kellogg is a basketball commentator at CBS Sports. At CBS, he has been a lead studio and game analyst since 1997, and a familiar and trusted voice during “March Madness”. Mr. Kellogg spent a total of thirty-two years with the Indiana Pacers; five as a player, twenty-three as a broadcaster, and four as Vice President of Player Relations. Mr. Kellogg was appointed to the Columbus Foundation Governing Committee in 2019 and currently serves as Chairperson of the Committee. He also has served on The Ohio State Alumni Association Board, The Ohio State Board of Trustees (2010-19), and as a director on First Merchants Bank Ohio Regional Advisory Board since 2001.

Other Public Company Directorships:	Board of Directors of RLI Corp, a public company.
Mr. Kellogg’s specific experience and qualifications to serve as a director	Serving and philanthropy are as much a part of Mr. Kellogg as basketball is. He uses his talent, time, and treasure to support various institutions and organizations, including American Red Cross, Athletes in Action, Fellowship of Christian Athletes, Ronald McDonald House Charities, The Ohio State University, and United Way.

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Michael C. Rechin age 66 Director since 2005
Mr. Rechin is the former President and CEO of the Company and its wholly owned subsidiary, First Merchants Bank. He joined FMC in 2005, as its Executive Vice President and Chief Operating Officer, and he led the Company from 2007 until his retirement on December 31, 2020. Before joining FMC, Mr. Rechin held senior management positions with National City Bank (“National City”) for 23 years. Mr. Rechin was the manager of National City’s Indiana Commercial Banking operations from 1995 until 2005. Mr. Rechin currently serves on the Board of Advisors of the Sheehan Family Foundation and the Board of Directors of the Hageman Group. He previously served on the Boards of the Conner Prairie Museum and The Center for the Performing Arts. He is currently the Vice Chair of the Company.

Mr. Rechin’s specific experience and qualifications to serve as a director	As the Company’s former President and CEO, Mr. Rechin is an essential member of the Board. In addition to his leadership, strategic and management skills, Mr. Rechin’s broad knowledge of the banking and financial services industry acquired during his nearly 35 years of service in executive and senior management positions in that industry serves the Company well. Mr. Rechin resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

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DIRECTORS WHOSE TERMS ARE NOT EXPIRING

The terms of the following directors are not expiring as of the 2025 Annual Meeting. They will continue to serve as directors for the remainder of their terms or until otherwise provided in the Company’s Bylaws.

Class II (Terms expire 2026)
Susan W. Brooks age 64 Director since 2021	Ms. Brooks is an accomplished former Congresswoman and former U.S. Attorney who has driven key legislation to reform emergency response, healthcare, manufacturing, technology innovation, higher education and public safety. She is known for her bipartisan relationships and as a catalyst for economic development. From 2013-2021, she served as the U.S. Representative for the 5th District of Indiana, which spans eight diverse counties throughout the central part of Indiana. Ms. Brooks was a member of the House Energy and Commerce Committee, and held subcommittee roles in Health; Communications and Technology; Commerce, Manufacturing and Trade; and Oversight and Investigations. She also co-founded the 5G Caucus which propelled the United States as a 5G thought leader, driving economic growth and digital innovation. She served on the Select Committee on the Modernization of Congress and on the House Committee on Education and Workforce and Homeland Security Committee.

Ms. Brooks is a strong advocate for equal opportunity and has helped elevate Indiana women to leadership positions. She co-chaired the Women’s Caucus and Women in High Tech Coalition and served as the Recruitment Chair for the National Republican Congressional Committee (NRCC). In addition, Ms. Brooks served as the Chair for the House Ethics Committee, where she reformed deficiencies in the Congressional Accountability Act (CAA) after the #MeToo movement. She oversaw multiple high-profile investigations of members of Congress during this time.

Prior to Congress, Ms. Brooks served as Senior Vice President and General Counsel for Ivy Tech Community College of Indiana and U.S. Attorney for the Southern District of Indiana, acting as the chief federal law enforcement officer for most of the state. Prior to her appointment as U.S. Attorney, Ms. Brooks practiced law at the Indianapolis law firm of Ice Miller in the Government Services Practice Group. Ms. Brooks also served as Deputy Mayor for the City of Indianapolis under Mayor Stephen Goldsmith, overseeing public safety operations and helping manage law enforcement and emergency response efforts. Previously, she practiced criminal defense law in state and federal courts throughout Indiana.

She has served on numerous nonprofit boards, including the Children’s Museum of Indianapolis, St. Vincent Hospital, and the Governing Right Majority Fund, a 501(c)(4) organization that promotes center rights policy solutions. She is also an Advisory Board member of the Girl Coalition of Indiana Advisory Council and serves on the Legal Services Corporation Leaders Council. She is originally from Fort Wayne, Indiana and currently resides in Carmel, Indiana. Both Fort Wayne and Indianapolis are high-growth markets of FMC. Ms. Brooks has received dozens of awards. In 2020, she received the Congressional Award from the Community Anti-Drug Coalitions of America. In 2015, she received the Congressional Biosecurity Champion Award from the Alliance for Biosecurity; the Champion of Healthcare Innovation Award from the Healthcare Leadership Council; and the Manufacturing Legislative Excellence Award from National Association of Manufacturers (NAM). In 2014, she was recognized as the Government Leader of the Year by the Indiana Chamber of Commerce.

Ms. Brooks is affiliated with the Indiana University Robert H. McKinney School of Law as a Distinguished Scholar and Ambassador at Large and formerly served on the school's Board of Visitors. Ms. Brooks is a member of the Board of Directors of TeamHealth of Knoxville, TN, one of the largest integrated care providers in the country. Ms. Brooks serves on the CSIS Bipartisan Alliance for Global Health Security and the Bipartisan Commission on Biodefense, as well as the Advisory Board for the Krach Institute for Tech Diplomacy at Purdue University. Ms. Brooks was awarded the Lifetime Achievement Award from the Indiana Lawyer/Indianapolis Business Journal in 2021. Ms. Brooks is Chair of the Board's Nominating & Governance Committee.

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Other Public Company Directorships:	Board of Directors of Community Health Systems, Inc. of Franklin, TN, one of the largest providers of general health services in the U. S.

Ms. Brooks' specific experience and qualifications to serve as a director	Ms. Brooks has advised companies, non-profits, educational institutions, and hospitals on operations and workforce planning and development during organizational transformations. Ms. Brooks is passionate about leading and developing people and teams. Bringing a positive attitude to challenging issues, she believes that collaboration with diverse perspectives is a key factor in solving problems. She is a strong proponent of change and leverages facts to inform decision making.

Mung Chiang age 48 Director since 2023
Dr. Chiang became President of Purdue University on January 1, 2023, and is the Roscoe H. George Distinguished Professor of Electrical and Computer Engineering.
From July 2017 to June 2022, he was the John A. Edwardson Dean of the College of Engineering. From April 2021 to December 2022, he was the University’s executive vice president for strategic initiatives. He led Purdue Engineering to its first back-to-back top 4 graduate rankings in the U.S. while growing it to be the largest top 10 undergraduate engineering college in the country.
As an executive vice president of the University, Dr. Chiang worked with many colleagues to help launch initiatives in national security technology and semiconductor and life science manufacturing, in Discovery Park District at Purdue’s aerospace cluster and the Lab to Life residential neighborhood, and in economic growth through federal, state and private-sector opportunities.
Previously, he was the Arthur LeGrand Doty Professor of Electrical Engineering at Princeton University. For his research in wireless networking, Dr. Chiang received the National Science Foundation’s Alan T. Waterman Award in 2013, the highest honor presented to an American researcher under the age of 40, and he was elected to the National Academy of Inventors and the Royal Swedish Academy of Engineering Sciences. He received the Distinguished Teaching Award in Engineering at Princeton for developing one of the university’s first massive open online courses, which has been taught to over 400,000 people.
For his pioneering work in edge computing, network utility maximization and wireless resource allocation, he also received the IEEE INFOCOM Achievement Award (2022), Guggenheim Fellowship (2014), IEEE Kiyo Tomiyasu Award (2012), Presidential Early Career Award for Scientists and Engineers (2008) and MIT Technology Review TR35 Award (2007). His research publications on internet congestion control and routing, wireless power control and scheduling, cloud and video optimization, smart data pricing and social learning networks have received over 30,000 citations, with an h-index of 81, and won best paper prizes at IEEE INFOCOM (2012), IEEE SECON (2013) and ACM MobiHoc (2021).
As an inventor and entrepreneur, Dr. Chiang has 25 U.S. patents, most of which have been licensed and deployed by the communications and networking industry. He co-founded three startup companies in mobile networks, artificial intelligence and the Internet of Things, based on the research at Princeton Edge Lab, and co-founded a global nonprofit, the OpenFog Consortium, now part of the global Industrial Internet Consortium. He was the founding CEO of DataMi, which has served over 60 million users around the world in bridging the digital divide.
As a diplomat and policymaker, Dr. Chiang was the science and technology advisor to the U.S. Secretary of State and initiated the U.S. government’s tech diplomacy programs. Since returning from Washington, D.C., in 2020, he co-founded the Krach Institute of Tech Diplomacy at Purdue and serves as the technology and innovation advisor to his home state of Indiana.

Dr. Chiang's specific experience and qualifications to serve as a director	Dr. Chiang's experience as an educator, university executive and entrepreneur, as well as his skill set related to technology and computing, will help facilitate the Company's economic growth across Indiana and neighboring states.
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Michael J. Fisher age 55 Director since 2017
Mr. Fisher is the President and Chief Executive Officer of the Ball Brothers Foundation in Muncie, Indiana (the "Foundation"). Prior to joining the Foundation in 2003, Mr. Fisher worked for Old National Bancorp. In addition to his duties for the Foundation, Mr. Fisher currently serves on the boards of several regional and statewide organizations, including the Indiana Commission for Higher Education, the Edmund F. and Virginia B. Ball Foundation, the IU Health Ball Memorial Hospital, Muncie Aviation Company and Owl Academic & Athletic Boosters. Mr. Fisher is a graduate of DePauw University and the Indiana University Lilly Family School of Philanthropy.

Mr. Fisher's specific experience and qualifications to serve as a director	Mr. Fisher brings considerable management skills and leadership experience to the Board. His involvement with many Muncie-area organizations makes him a recognized Muncie civic leader. He also has prior community banking experience. Mr. Fisher resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

Gary J. Lehman age 72 Director since 2011
Mr. Lehman is the former Managing Director of The Cannelton Group (“Cannelton”), a provider of operations and financial assistance to private equity and closely held manufacturing firms. He co-founded Cannelton in 2002. From 2012 to 2014, he was the President of Oerlikon USA Holdings, Inc. which is part of the Oerlikon Group (“Oerlikon”), a leading global technology company based in Switzerland that focuses on providing market-leading technologies and services for surface solutions, man-made fibers manufacturing, drive systems and vacuum pumps and components in growth markets. From 2010 to 2012, Mr. Lehman was the CEO of Oerlikon’s Drive Systems segment. This segment includes Fairfield Manufacturing Company Inc. (“Fairfield”), headquartered in Lafayette, Indiana, the largest independent gear manufacturer in the United States, which Oerlikon acquired in 2007. When Oerlikon acquired Fairfield, Mr. Lehman was Fairfield’s President and CEO, and he continued in this position until 2012 and as Fairfield’s Chair until 2014. Prior to co-founding Cannelton in 2002, Mr. Lehman was President and CEO of Philips Lighting Electronics NA and Advance Transformer, a wholly owned subsidiary of Philips Electronics NV; and Senior Vice President of Worldwide Operations and General Manager of the Body Systems Division of ITT Automotive. Mr. Lehman is currently a member of the Boards of Greater Lafayette Commerce, Meridian Health Services, Wabash Heartland Innovation Network, and Indiana Chamber of Commerce. Mr. Lehman is Chairman of the Purdue University Board of Trustees and a member of the Executive Committee of the Purdue Research Foundation Board of Directors. He has also served on the Indiana Commission for Higher Education. Mr. Lehman serves on the Board’s Compensation and Human Resources Committee.

Mr. Lehman’s specific experience and qualifications to serve as a director	Mr. Lehman has extensive and varied business and executive leadership skills and experience gained as the CEO of companies that compete in global, high technology markets. FMC also benefits from his insights gained from integrating business units of a major international company, including issues involving operations and risk management. He resides in Lafayette, Indiana, one of FMC’s principal markets.

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Jean L. Wojtowicz age 67 Director since 2004
Ms. Wojtowicz is the President and CEO of Cambridge Capital Management Corp. (“Cambridge”), an Indianapolis-based manager of nontraditional sources of capital for businesses. Since Ms. Wojtowicz founded the company in 1983, Cambridge has provided more than $900 million to more than 1,900 businesses in the manufacturing, service and retail sectors. Cambridge manages the Indiana Statewide Certified Development Corporation, which provides fixed-asset financing to small businesses; the Indiana Community Business Credit Corporation, a consortium of financial institutions that pool money to provide loans to businesses in a growth stage; and Lynx Capital Corporation, which provides debt financing to minority-owned companies. Cambridge is also the general partner of Cambridge Ventures L.P., a licensed small business investment company. She previously served as the lead independent director on the Board of Directors of Vectren Corporation, a New York Stock Exchange energy holding company serving Indiana and Ohio. Ms. Wojtowicz is Chair and one of the seven members of the Indiana Department of Financial Institutions, the agency responsible for supervising financial institutions incorporated in Indiana. She also serves as a director of American United Mutual Insurance Holding Company, where she currently serves on the Investment Committee, the Audit Committee, and the Governance Nominating Committee. She also serves on the Boards of the Indiana Chamber of Commerce, Indianapolis Chamber of Commerce, Greater Indianapolis Progress Committee, Goodwill of Central and Southern Indiana, and Indiana Chamber Foundation and INBK (Audit Chair and member of the Nominating and Governance Committee). Ms. Wojtowicz authors frequent articles and columns for the Indianapolis Business Journal, Hoosier Banker, and other business and financial publications. Ms. Wojtowicz is the Company's Chair and also serves on the Board’s Audit Committee, Nominating and Governance Committee, and the Compensation and Human Resources Committee.

Other public company directorships	Ms. Wojtowicz serves as a director of First Internet Bancorp, a Nasdaq company, where she chairs the Audit Committee, serves on the Nominating and Governance Committee and serves as a director of its banking subsidiary, First Internet Bank of Indiana.

Ms. Wojtowicz’s specific experience and qualifications to serve as a director
Ms Wojtowicz is a recognized leader with broad knowledge of the banking and financial services industry. She has business and financial acumen and has acquired valuable expertise in the areas of risk management and compliance. The Indiana Chamber of Commerce named Ms. Wojtowicz the “2011 Business Leader of the Year” because of her significant contributions to the state’s economy and workforce by connecting small businesses with funding options and vital entrepreneurial advice. She has been named to the Indianapolis Business Journal's "Most Influential 250 Business Leaders" three times. As a female, Ms. Wojtowicz adds to the Board’s diversity, which the Company believes significantly benefits the Board, the Company, and the shareholders. The Board has determined that she is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. She resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

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Class III (Terms expire 2027):
Michael R. Becher, CPA age 71 Director since 2012
Mr. Becher was the Managing Partner of the Indianapolis office of Deloitte & Touche LLP (“Deloitte”) for more than 20 years, until his retirement in June 2012. Deloitte is one of the largest professional services organizations in the United States. While he was the Managing Partner, Deloitte experienced significant growth in the Indianapolis market. Mr. Becher also held other national and regional leadership positions during his more than 37-year career with Deloitte. As an audit partner, Mr. Becher served public and private companies in industries such as financial services, retail and manufacturing, and tax-exempt organizations. Since 2013, Mr. Becher has been a strategic advisor to Krieg DeVault LLP, an Indianapolis-based, business-focused law firm. He recently chaired the Board of Trustees and is a member of the Executive, Audit and Risk, Governance and Finance Committees of Marian University. Mr. Becher and his wife are Co-Chairs of the "Journey to 30" campaign at Marian University, which will raise significant funds for scholarships, especially for the disadvantaged. He is a member of the Board of the United Way of Central Indiana (UWCI) where he also serves on the Capital Projects Committees for Central Indiana and for the remainder of the State of Indiana. These Committees administer multi-million dollar funds that assist with capital projects. He also chairs Always United, a part of the UWCI, which provides services and community volunteer opportunities to retirees and near-retirees. He also serves on the Carmel Library Foundation Board and is a member of the Finance Committee. He is a member of a peer group of Audit Committee Chairs of similar size banks located throughout the United States. Mr. Becher chairs the Board’s Audit Committee and also serves on the Nominating and Governance Committee.

Mr. Becher’s specific experience and qualifications to serve as a director	Mr. Becher has considerable tax, accounting and financial expertise acquired through his professional training as a certified public accountant. He is familiar with the financial services industry because of his experience derived from auditing companies in that industry. He has acquired an understanding of risk management, regulatory and compliance issues, and he has gained management experience as the head of a large office and national and regional leadership position of a Big Four accounting firm that provides professional services to large public companies as well as smaller private businesses. The Company also benefits from Mr. Becher’s experience serving on a number of audit committees. The Board has determined that he is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. Mr. Becher resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Patrick J. Fehring age 67 Director since 2022	Mr. Fehring, retired President and Chief Executive Officer of Level One Bank and Level One Bancorp, Inc., served in that position since the founding of Level One Bank in 2007 until its merger with First Merchants in 2022. Before founding Level One, Fehring spent 27 years with Fifth Third Bancorp and its affiliates, most recently as President of Fifth Third Bank, Eastern Michigan. Mr. Fehring is an active leader in the local community, where he serves on the Board of the Catholic Foundation of Michigan. Mr. Fehring previously served as a Board member of Ascension Health Michigan and as Treasurer for Detroit Public Television. He also previously chaired the Investment Committee for the Detroit Regional Chamber and served on the Board of United Way Southeast Michigan. Prior to his role in Michigan, Mr. Fehring served as President for Fifth Third Bank in Columbus, Ohio for 11 years, serving on a wide range of non-profit boards within the central Ohio community. Mr. Fehring received his Bachelor of Science in Business from Miami University in Ohio.
Mr. Fehring’s specific experience and qualifications to serve as a director	Mr. Fehring is an experienced banker, proven leader, former Chairman of a publicly held bank and one of the Board’s connections to the Michigan Region.

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Mark K. Hardwick age 54 Director since 2021
Mr. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. He joined First Merchants in November 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In June of 2007, Mr. Hardwick also assumed all leadership responsibilities related to operations, technology, and risk management for the Company. In 2016, Mr. Hardwick's title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the Company. In 2021, he was promoted to Chief Executive Officer. Prior to joining First Merchants Corporation, Mr. Hardwick served as a senior accountant with BKD, LLP in Indianapolis. Mr. Hardwick is a trustee for Ball State University, serving as the Chair for the Audit Committee. He is a member of the Board of Directors of the George and Francis Ball Foundation. He is also a member of Next Muncie. He was inducted into the Ball State University Athletics Hall of Fame in 2012. He was also the recipient of the Indianapolis Business Journal’s “CFO of the Year” in 2012 and was named one of “Indiana’s 250 Most Influential Business Leaders” in 2023 and 2024.

Mr. Hardwick’s specific experience and qualifications to serve as a director	As the Company's Chief Executive Officer, a long-tenured officer of the Bank and a Certified Public Accountant, Mr. Hardwick brings an array of experience and talent to the Board. His extensive community involvement in Muncie, Indiana, the Company's headquarters, is also an asset to the Company.

Jason R. Sondhi age 41 Director since 2022	Mr. Sondhi is the founder and CEO of EXOS Companies, a leading IT consulting and staffing firm located in Indianapolis. Mr. Sondhi has grown EXOS to multiple markets and the company has topped the Indianapolis Business Journal’s Fastest Growing Companies list in 2015-2016 and landed on the Inc. 5000 from 2014-2016. With a focus on supporting its employees, EXOS was honored with the Top Places to Work award in 2018, 2019, and 2021. Mr. Sondhi also serves on the Board of Directors of Weaver Popcorn and St. Vincent Foundation.

As a leader in the community, “giving back” has been a top priority for Mr. Sondhi over his career. He sits on the board of Weaver Popcorn Fundraising, an organization that empowers individuals and organizations in need by fulfilling a goal through technology and products. He created IT Equipment Round UP which provides gently used IT equipment to non-profits, and he started Jingle Books, a yearly holiday fundraiser providing Indianapolis children books to inspire and educate. To date, 8,000+ books have been collected. Mr. Sondhi has been an active donor and volunteer with the Christel DeHaan Foundation and sits on the Park Tudor Alumni Board.
Mr. Sondhi's specific experience and qualifications to serve as a director	Mr. Sondhi provides the Board with critical experience in technology and cybersecurity.
Consistent with the Company’s focus on community banking, all of the FMC directors are actively and visibly involved in community, civic, charitable and other non-profit organizations and activities in the communities where they live and in which the Company does business.
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IV. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board has established Corporate Governance Guidelines to address key areas of corporate governance. The Corporate Governance Guidelines are on FMC’s website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents. Together with FMC’s Articles of Incorporation, Bylaws and Committee charters, the Corporate Governance Guidelines provide the framework for the Company’s governance. The topics covered by these Guidelines include: director qualifications and responsibilities, the director nomination process, the Board leadership structure, standing committees of the Board, director compensation, director orientation and continuing education, Board self-assessment, evaluation of executive performance, succession planning for the CEO and other senior management positions, executive ownership of FMC stock, the Code of Conduct, and policies on ethics and integrity and recovery of erroneously awarded executive compensation.

CODE OF CONDUCT

The Company is committed to the highest standards of ethical conduct. It has adopted a Code of Conduct that applies to all directors, executive officers and employees. The Code of Conduct incorporates a Code of Ethics, within the meaning of Item 406(b) of SEC Regulation S-K, that applies to FMC’s senior financial officers, including the Chief Executive Officer, Chief Financial Officer, President, Corporate Controller and Corporate Treasurer. The Code of Conduct, including the Code of Ethics, is published on the Company’s website. See https://ir.firstmerchants.com, under Corporate Information/Code of Conduct.

DIRECTOR INDEPENDENCE

FMC is listed on the Nasdaq Stock Market. Using the definition of “independent director” in Nasdaq Listing Rule 5605(a)(2), the Board has determined that each of the non-employee directors and director-nominees - Mr. Becher, Ms. Brooks, Dr. Chiang, Mr. Fisher, Mr. Halderman, Mr. Johnson, Mr. Kellogg, Mr. Lehman, Mr. Sondhi, and Ms. Wojtowicz - is an independent director. Only Messrs. Hardwick, Fehring, and Rechin, because they are the Company’s Chief Executive Officer, former Chief Executive Officer of an acquired company, and former Chief Executive Officer, respectively, are not independent directors.

In determining that the non-employee directors and director-nominees are independent, the Board took into consideration the following transactions involving Mr. Halderman: (1) Halderman Farm Management Service, Inc., of which Mr. Halderman is the President and CEO and sole owner, provides farm management and consulting services to Company affiliates, and manages or has managed some farms that are held in trust accounts for which First Merchants Private Wealth Advisors (“FMPWA”), a division of FMB, serves as the trustee; and (2) Halderman Real Estate Services, Inc., of which Mr. Halderman is the President and CEO and which is owned by Mr. Halderman’s father, has provided some farm appraisals and other real estate sales services to FMB and FMPWA trust accounts. These transactions were not disclosed as “transactions with related persons” on page 52, pursuant to Item 404(a) of SEC Regulation S-K, because the amounts involved were less than the threshold amount that would require disclosure under that Item. The Board considers the services provided by Halderman Farm Management Services, Inc. and Halderman Real Estate Services, Inc. to be transactional support for certain loans and trustee services conducted by the Company and its affiliates. These services are performed pursuant to a bidding process and there are no agreements in place between Mr. Halderman's companies and the Company and its affiliates. In connection with the provision of these services, neither Mr. Halderman nor his affiliated companies were given access to sensitive Company information nor were they involved in the Company's strategic decisions.

BOARD MEETINGS

The Board holds regular quarterly meetings and an annual two-day retreat. It also holds special meetings from time to time which, under the Company’s Bylaws, may be called by the Chair, the President, or a majority of the directors. The Board meets in executive session without any member of management present during a portion of each of its regular meetings and at its retreat.

During 2024, the Board held six (6) meetings, including the annual two-day strategic planning retreat. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board Committees on which the director served.
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DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

The directors are encouraged but not required to attend the Annual Meeting. All of the directors who were members of the Board at the time of the 2024 Annual Meeting attended the 2024 Annual Meeting.

THE BOARD'S LEADERSHIP STRUCTURE

The Board Chair and executive leadership of the Company are separate individuals. Ms. Wojtowicz, an independent director, serves as the Chair of the Board, Mark Hardwick serves as the CEO and Michael Stewart serves as President. The Company has adopted this leadership structure because Board leadership and executive positions entail different roles and different, but complementary, responsibilities. The Chair’s role focuses on the Company’s strategic direction, and includes giving advice and counsel to the CEO and President. Messrs. Hardwick and Stewart spend much of their time on strategic planning as well, but they are also ultimately responsible for overseeing the Company’s daily operations and providing leadership and direction to the other officers, managers and employees. This bifurcated leadership structure benefits the Company because it takes advantage of the Chair’s and executive leadership's differing backgrounds, experiences and perspectives. In addition, Ms. Wojtowicz and Messrs. Hardwick and Stewart engage in regular and frequent communication, which promotes a positive and productive relationship between the Board and the President and CEO and among the Board, management and the shareholders. FMC’s leadership structure reduces the potential for conflicts of interest and enhances the oversight of risk. It also allows the Board to more objectively and effectively carry out its responsibilities involving oversight of the Company’s management and, in particular, its responsibility for the selection, retention and compensation of the CEO.

THE BOARD’S ROLE IN RISK OVERSIGHT

Although the entire Board is ultimately responsible for overseeing the Company’s enterprise-wide risk management program, the Board has assigned the primary role for carrying out this responsibility to its Risk and Credit Policy Committee. The Risk and Credit Policy Committee engages in an ongoing review of the Company’s risk policies, procedures and practices and their effectiveness, so that material risks to the Company’s financial well-being can be properly identified, measured, managed, controlled and mitigated. The Board and the Risk and Credit Policy Committee have assigned the principal responsibility for oversight of specific risk categories to other committees in the following areas: the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks, and integrity and ethics risks; and the Compensation and Human Resources Committee oversees the assessment and management of the Company’s exposure to risks with respect to the Company’s incentive compensation plans and other executive compensation programs.

In addition, management keeps the Board informed, through the Risk and Credit Policy Committee, of the state of the Company’s cybersecurity posture. The Board administers its risk oversight function, in part, by having management give the Risk and Credit Policy Committee quarterly reports on cybersecurity metrics and an update on preventive measures the Company employs to avoid intrusions. Mr. Sondhi, who is a member of both the Risk and Credit Policy Committee and the Audit Committee, was added to the Company's Board to provide cybersecurity expertise. The Company maintains policies designed to safeguard its data and the data of its customers. The Company requires mandatory annual cybersecurity training for all employees, holds "tabletop" drills to enhance its preparedness for a cyberattack or breach, and maintains cyber insurance coverage. The Board's oversight of the Company's cybersecurity risks is further enhanced by the requirement in the Company's Incident Response Plan that the Board be notified of a cyber-related "Incident" (as defined in the Company's Incident Response Plan). Finally, the Company's Information Security Policy and Incident Response Plan have been updated to further address the Board's role in cybersecurity program oversight, as well as disclosure matters. These updates reflect the SEC's new rule on cybersecurity incident reporting and notification, risk management and governance and oversight, and are discussed in more detail in the Company's 2024 Annual Report on Form 10-K.

The Company's Director Education Plan assures that the directors are updated annually on current risks, emerging risks, and compliance issues. The Plan is administered by the Nominating and Governance Committee, and the status of director compliance with the Plan is addressed at every Committee meeting.

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH THE BOARD AND EXECUTIVE MANAGEMENT

Shareholders may communicate directly with the Board by email, at bod@firstmerchants.com, or in a letter or other written communication addressed to the Board and delivered or mailed c/o Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. All such emails and written communications will automatically be forwarded both to the
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Chair of the Board and the Chair of its Nominating and Governance Committee, who will share them with each of the other directors.

At the 2024 Annual Meeting, in response to shareholder input, the shareholders were given the opportunity to vote on three (3) corporate governance measures — shareholder ability to amend the Company's Bylaws, a phased-in declassification of the Company's Board of Directors and a requirement related to majority voting in uncontested director elections. All three measures were approved by the shareholders at the 2024 Annual Meeting.

Since last year's Annual Meeting, First Merchants' Board members and executive management engaged in discussions with shareholders representing more than 25 percent of FMC's outstanding common stock. These discussions involved a variety of topics to ensure the Company is addressing shareholder concerns, seeking shareholder input and providing perspective on the Company's strategy.

THE COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM ("ESG")

The Board of Directors has appointed the Nominating and Governance Committee to oversee the Company’s ESG Program. That Committee receives briefings at its meetings on the progress the Company is making on its ESG initiatives. The Committee then briefs the full Board at its quarterly Board meetings.

The Company publishes an annual Corporate Responsibility Report titled Elevating Communities. The Report details progress made on social capital and human capital initiatives. In 2020, the Company launched a new Vision Statement – “To enhance the financial wellness of the diverse communities we serve.” The Corporate Social Responsibility division of the Company was formed to fulfill this Vision Statement and oversee implementation of the Corporate Responsibility Report. That Report describes:

•The Company's partnerships with economic development and affordable housing groups;

•The Company's community home lending programs;

•The Company's community investments and charitable giving;

•The Company's engagement commitments to its employees; and

•The Company's volunteerism program.

Many of these initiatives are discussed in the Company's Amended and Restated Community Benefits Agreement. The Corporate Responsibility Report - Elevating Communities and Community Benefits Agreement are located at firstmerchants.com/community.

The Company adopted an Environmental Policy in 2023 with a goal to minimize the negative impacts of our operations on the environment. The Company's digital optimization project will conserve resources and reduce reliance on and use of paper.

Our Annual Report on Form 10-K further describes our Human Capital Resources, including an overview of our work culture, performance culture, employee engagement, training focus and employee resource groups.

Many of the Company’s governance-related initiatives are discussed in this Proxy Statement, including cyber-security program, executive compensation oversight, Code of Conduct, Ethics & Integrity Policy and anonymous reporting of financial fraud.

Questions regarding the Company’s ESG Program and Initiatives may be directed to First Merchants Corporation, Attn: Investor Relations Department, 200 East Jackson Street, Muncie, IN 47305-2814.

V. BOARD COMMITTEES

THE STANDING COMMITTEES
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FMC’s Bylaws give the Board the authority, at its discretion, to constitute and appoint committees from among its members to assist in the management and control of the affairs of the Company, including the following standing committees of the Board: the Audit Committee, the Nominating and Governance Committee, the Risk and Credit Policy Committee, and the Compensation and Human Resources Committee (the “Committees”). Each of these Committees has a charter that is published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents.

The Committees’ rules, protocols and procedures for calling and holding meetings are set forth in FMC’s Bylaws or the Committees’ charters, or they are determined from time to time by the Board or the respective Committees. All of the Committees meet in executive session without any member of management present during a portion of their regular meetings.

Additional information concerning the membership, responsibilities and meetings held in 2024 by each of the Committees follows.

THE AUDIT COMMITTEE

The Audit Committee is comprised of Mr. Becher (Chair), Mr. Kellogg, Mr. Sondhi, and Ms. Wojtowicz. The Committee met seven (7) times during 2024. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for audit committee independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(c)(2). Pursuant to the Audit Committee's Charter, the Board has also determined that two of the Committee members are “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight of:

•the integrity of the Company’s financial statements;

•the qualifications and independence of all Company auditors;

•the performance of the Company’s independent auditor and internal audit function;

•controls over financial reporting; and

•the Company’s compliance with its ethical requirements.

The Committee’s responsibilities also include evaluating the Company's auditors, reviewing the Quarterly Reports on Form 10-Q prepared by management and annually reviewing and discussing the Company’s audited financial statements with FMC’s management and the Company’s independent auditor. The Committee obtains written disclosures from the independent auditor regarding its independence, and it discusses the auditor’s independence with the auditor. Based on these reviews and discussions, the Committee annually prepares the report required under Item 407(d)(3) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year for filing with the SEC.

Although the Risk and Credit Policy Committee is primarily responsible for the Company’s enterprise-wide risk management, the Audit Committee oversees the assessment and management of the Company’s exposure to financial reporting risks and integrity and ethics risks under the Company’s risk oversight structure matrix and advises the Risk and Credit Policy Committee of any findings. A member of the Audit Committee also serves on the Company's Risk and Credit Policy Committee, facilitating the sharing of information and consistent review of risks, including cybersecurity. The Audit Committee also reviews the overall risk assessment of the Company to ensure that adequate Audit Committee and internal audit resources are directed to the areas of highest perceived risks.

The Audit Committee meets its responsibilities with respect to financial reporting by reviewing the financial reports and other financial information provided by the Company to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent auditor, and regulators on the effectiveness of the Company’s processes for the oversight and management of financial risks, including the system of internal controls that management and the Board have
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established; and reviewing the Company’s auditing, accounting and financial reporting processes. Primary responsibility for oversight of risks related to cybersecurity and data/information protection is delegated by the Board of Directors to the Risk and Credit Policy Committee. However, cybersecurity risk is regularly discussed at Audit Committee meetings, and the Audit Committee reviews cybersecurity matters as they relate to internal audit.

The Audit Committee has the sole authority (and recommends that the Board submit for shareholder ratification) for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. It is also involved in the selection and retention of the lead audit partner. At least annually, the Committee assesses the independence of the independent auditor, including the independent auditor’s lead partner. The Audit Committee preapproves and reviews audit and non-audit services provided by Forvis, as well as the fees charged by Forvis for such services. In its preapproval and review of non-audit services and fees, the Audit Committee considers, among other factors, the impact of performance of such services on independence. It also assures that the independent auditor regularly rotates the lead and concurring audit partners as required by law or regulations, or more frequently as determined by the Committee in its sole discretion.

The Audit Committee has the sole authority to appoint, replace, reassign or dismiss the Chief Audit Executive of the Company’s internal audit department, who reports directly to the Committee (and to the Company’s Chief Executive Officer for administrative purposes). The Committee annually reviews and approves the Chief Audit Executive’s performance evaluation and compensation. The Committee also formally evaluates the Company's Internal Audit Department on a frequent basis.

The Audit Committee also oversees the operation and effectiveness of the Company’s Ethics and Integrity Policy, which applies to directors, executive officers and employees with financial reporting duties. Consistent with its oversight function, the Audit Committee oversees management's responsibility for the integrity of the Company's financial statements, as well as internal fraud and misconduct risk as delegated by the Risk and Credit Policy Committee. The Policy provides for multiple avenues for raising concerns about unethical, accounting, internal controls, or auditing matters, with the assurance that any person raising a concern will be protected from retaliation or reprisals for reporting a concern in good faith. The Policy provides for confidentiality and makes available the option of anonymous reporting of conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company. Concerns reported through the ethics hotline go to the Audit Committee and the Senior Internal Auditing Executive, who collectively ensure appropriate handling of the concern. The Ethics and Integrity Policy is among the governance documents published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Ethics & Integrity Policy.

The Audit Committee is also responsible for ensuring the enforcement of the Company's Code of Conduct and for interpreting its provisions.

The Audit Committee may conduct or authorize investigations into matters within the scope of its responsibilities; and the Committee may retain independent counsel, accountants, or other outside advisors as it deems necessary to conduct such investigations or otherwise carry out its duties.

THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2024

The Audit Committee has reviewed and discussed together with management and the independent auditor, Forvis, First Merchants Corporation’s audited financial statements for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles; critical audit matters; the reasonableness of significant estimates; the clarity of disclosures in the financial statements; the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; and the independent auditor’s audit of internal control over financial reporting.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, management, the Company’s internal audit function and the Company’s auditors. The Committee meets with the internal auditors and independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control environment; and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with Forvis the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

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Each year, the Committee formally evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In the course of this evaluation, the Audit Committee considers, among other things, the following:

•Forvis' independence and its process for maintaining independence
•Judgments on critical accounting matters and difficult audit issues
•The quality and candor of communications with the Audit Committee and management
•External data on the firm's quality and performance, including PCAOB reports
•Expertise in our industry
•Tenure as our registered public accounting firm, including the risks and benefits of engaging a new accounting firm as compared to a longer tenured firm
•The appropriateness of audit fees

•The experience, qualifications, and performance of our audit team
•The quality of recent and past audit plans for our audit

Based on this evaluation, the Audit Committee retained Forvis as the Company’s Auditor for 2024. Forvis (or its predecessor) has been the independent auditor for the Company since at least 1982.

The Audit Committee concluded that the Company benefits from the audit quality that comes from Forvis' knowledge of the institution, its experience serving the industries in which we operate, and its continued objectivity. The Audit Committee concluded that it is in the best interest of the Company and its shareholders to retain Forvis as the Company's independent auditor for the year ending December 31, 2025. The Board, acting upon the Audit Committee's recommendation, appointed Forvis as the Company's independent auditor for 2025, subject to ratification by the shareholders at the Annual Meeting of Shareholders.

The Audit Committee has received from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Michael R. Becher, Chair
Clark C. Kellogg
Jason R. Sondhi
Jean L. Wojtowicz

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is comprised of Ms. Brooks (Chair), Mr. Becher, Mr. Johnson and Ms. Wojtowicz. The Committee met two (2) times during 2024. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Nominating and Governance Committee’s responsibilities include:

•developing and recommending to the Board the appropriate size and structure of the Board and its standing committees, as well as the qualifications for serving on these committees;

•annually reviewing the composition of the Board as a whole, including the balance of independence, business expertise, experience, diversity and other desired qualities;

•maintaining up-to-date criteria for selecting Board members;
20 First Merchants Corporation 2025 Proxy Statement

•reviewing the credentials of individuals suggested as prospective directors;

•nominating individuals to serve as members of the Board, including the annual slate of directors for election by the shareholders;

•nominating the Board’s officers;

•overseeing the Company’s compliance with laws and regulations that relate to its governance structure and processes, including those of the SEC and Nasdaq;

•reviewing compliance with the non-employee director FMC stock ownership guidelines;

•providing for and promoting director continuing education and periodic self-assessments of the Board’s and Board Committees’ effectiveness;

•reviewing and making recommendations to the Board concerning FMC’s Code of Conduct, Code of Ethics for Financial Management, Regulation O Insider Lending Restrictions Policy, Insider Trading Policy and Section 16a Reporting Procedures;

•receiving and making recommendations to the Board regarding shareholder proxy initiatives, if any; and

•overseeing the Company's ESG Program.

In 2023, the Nominating and Governance Committee made several recommendations to the Board to address shareholder issues with certain corporate governance-related policies and practices. The Board approved those recommendations and the shareholders approved the changes to the Company's Articles of Incorporation at the 2024 Annual Meeting. In addition, in 2024, the Company's Corporate Governance Guidelines were amended to include a provision whereby a nominee director that did not receive a majority of the votes cast in an uncontested election must tender his/her resignation for consideration by the Board.

The Company has adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of the Company's stock by officers, directors, and other persons who have access to material nonpublic information that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company. A copy of the Insider Trading Policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

Article IV, Section 9, of FMC’s Bylaws describes the process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee. Under this process, a suggestion by a shareholder of a director-nominee must include: (a) the name, address and number of the Company’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director-nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Nominating and Governance Committee assesses the appropriate mix of skills and characteristics required of the Board in the context of the perceived needs at a given point in time and periodically reviews and updates its criteria for identifying and evaluating nominees for director. Among the general criteria the Committee considers are:

•ethical character and sharing of the Company’s values as reflected in its mission and vision statements;

•personal and professional reputation consistent with the Company’s reputation and image;
21 First Merchants Corporation 2025 Proxy Statement

•superior credentials, accomplishments and recognition in the nominee’s field, with demonstrated sound business judgment;

•in general, experience as a current or former CEO or in a comparable leadership position with a public company or other complex business or organization, which may include an educational, governmental, scientific or other non-profit entity;

•ability and willingness to devote sufficient time to carry out duties and responsibilities of Board membership and to commit to serve on the Board for several years in order to gain knowledge of the Company’s principal business and operations;

•ability and willingness to acquire and hold shares of the Company’s stock in accordance with Board-established guidelines, to assure that the nominee’s financial interests are aligned with those of other shareholders;

•relevant expertise and experience - in particular, financial acumen - and ability and willingness to offer advice and guidance to the Company’s CEO and other senior management based on that expertise and experience while working cooperatively with other directors and management;

•for non-employee directors, independence, within the meaning of applicable SEC regulations and Nasdaq Listing Rules; also by avoiding conflicts or appearances of conflicts of interest and by ability to objectively appraise management performance, represent shareholder interests and remain independent of any particular constituency;

•together with other directors, possession of attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, race, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations;

•willingness to assist the Company in developing new business; and

•residence in FMC’s market coverage areas.

If the nominee is an incumbent director whose term is expiring, the Nominating and Governance Committee also considers the quality of the director’s prior service to the Company, including the nature and extent of the director’s participation in the Company’s governance and contributions of management and financial expertise and experience to the Board and the Company. This evaluation of incumbent directors’ prior service is accomplished through a formal process that takes into consideration all relevant factors including, without limitation, whether the director continues to meet the criteria listed above that are used for evaluating all director-nominees, and the quality of the director’s service as measured by his or her performance of the responsibilities set forth in the directors’ position description. Board members who are not members of the Nominating and Governance Committee are also encouraged to submit evaluations of the prior service of incumbent directors.

The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

THE COMMITTEE’S CONSIDERATION OF DIVERSE FACTORS IN IDENTIFYING NOMINEES

The Board and the Nominating and Governance Committee consider many factors in identifying nominees for director. The Committee has defined a diverse Board as one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of the Board as a whole, the Nominating and Governance Committee assesses desired qualities, and it assesses the effectiveness of the Board’s diversity policy. The Committee has concluded that the Board is diverse under the Committee’s definition. As shown in the charts below, the Board’s membership includes directors of different gender, racial, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with large public and smaller private companies, manufacturers, the banking and financial services industry, the agricultural industry, venture capital funds, major universities, private accounting and legal firms, and public service organizations including governmental and non-profit agencies and institutions. Several of the directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues. Some directors reside in larger metropolitan areas that
22 First Merchants Corporation 2025 Proxy Statement

FMC considers its high growth markets, and others reside in mid-sized and smaller markets that are also extremely important to the Company.

Board Diversity Matrix (as of March 20, 2025)*
Total Number of Directors		13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	11	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latin	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0

*The only change to this Matrix from the Board Diversity Matrix in the Company's 2024 Proxy Statement is that with the retirement of one director in 2024, the Total Number of Directors was reduced from 14 to 13.
23 First Merchants Corporation 2025 Proxy Statement

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by our directors which our Board believes are relevant to our business and banking industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Becher/Indianapolis	Brooks/Indianapolis	Chiang/Northwest IN	Fehring/Ohio	Fisher/Northeast IN	Halderman/Northwest IN	Hardwick/Indianapolis, IN	Johnson/Michigan	Kellogg/Ohio	Lehman/Northwest IN	Rechin/Indianapolis	Sondhi/Indianapolis	Wojtowicz/Indianapolis
Knowledge, Skills and Experience													
Public Company Board Experience	▪	▪		▪			▪		▪		▪		▪
Financial	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Risk Management	▪		▪	▪		▪	▪	▪			▪	▪	▪
Accounting	▪						▪				▪		▪
Corporate Governance/Ethics	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Legal/Regulatory	▪	▪		▪			▪	▪			▪	▪	▪
HR/Compensation			▪	▪	▪	▪	▪			▪	▪	▪	▪
Executive Experience	▪	▪	▪	▪	▪	▪	▪	▪		▪	▪	▪	▪
Operations			▪			▪	▪	▪		▪	▪	▪	
Strategic Planning/ Oversight	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Cyber/Technology			▪			▪	▪				▪	▪	
Mergers and Acquisitions	▪			▪			▪			▪	▪		▪
Banking Industry				▪	▪		▪				▪		▪
Academia/Education		▪	▪		▪		▪			▪			
Sales/Development Experience	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪	▪
Board Tenure													
Years	11	3	2	2	6	10	3	2	4	12	18	2	19

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THE RISK AND CREDIT POLICY COMMITTEE

The Risk and Credit Policy Committee is comprised of Mr. Halderman (Chair), Dr. Chiang, Mr. Fehring, Mr. Rechin, and Mr. Sondhi. The Committee met eight (8) times during 2024. The Board has determined that all of the Committee members, except Messrs. Fehring and Rechin, are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Risk and Credit Policy Committee’s primary function is to assist the Board in assuring the effective management of FMC’s enterprise-wide risk, both internal and external, through a continuous review of policies, procedures and practices and the actual results of their application. FMC describes enterprise-wide risk management as a process, effected by the Board, management and other personnel, applied across the enterprise and designed to identify events, whether existing or potential, that may adversely affect the Company. It enables the Company to manage risk within acceptable limits and provides reasonable assurance of optimum corporate performance in the risk/return continuum. In addition, it facilitates the integration of varying views of risk into established credit, asset/liability management, and other risk elements, resulting in an alignment of strategy and corporate culture.

The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company. In providing this oversight, the Committee:

•maintains a clear understanding and working knowledge of the principal risks inherent in the Company’s activities;

•assigns the oversight of each risk type to a standing committee of the Board;

•guides management in defining the Company’s risk thresholds, appetite and profiles while taking into consideration its strategic goals, objectives, markets and macro-economic conditions;

•establishes risk thresholds and monitors them not less than quarterly (including specific limitations on the authority of management above which the Board or a standing committee of the Board retains exclusive authority);

•establishes specific measures which delineate the level and trend of principal risks and their potential impact on the Company;

•evaluates the impact of changes to risk thresholds prior to any modification, after consideration of changes in market conditions, the Company’s strategy, and associated risk assessments;

•monitors emerging risks to the Company and how management will monitor, manage and mitigate those risks on a proactive basis;

•also serves as the Company's Trust Oversight Committee, assuring the effective management of risk associated with the Company's Private Wealth Advisors division; and

•performs duties and responsibilities enumerated and consistent with the Committee’s charter and considers enterprise risk in relation to the Company’s potential for growth and increase in shareholder value.

The Risk and Credit Policy Committee identifies and defines the principal risks and uncertainties to which the Company is subject, including the nature (systemic or random), range and likelihood or each risk as well as the strategic, operational and regulatory consequences of both favorable and unfavorable outcomes. The Committee determines the responsible manager and Board committee for each principal risk and sees that the committee and the responsible manager are maintaining an effective policy for each principal risk assigned to that committee and manager, including acceptable risk limits, reporting parameters, management decision criteria (both quantitative and qualitative) and the reporting format for monitoring the level and trend of the risk. The Committee assures that risk policies are reviewed annually by the committees responsible for these principal risks and/or by the full Board, and it monitors the reporting practices of these committees to assure that risk exposure remains within established limits and that significant risk exposures have been brought to the attention of the Board. The Committee also annually reviews and recommends to the Board for its approval the levels and types of insurance coverage to be purchased by the Company.

The Company's President, Chief Risk Officer, Chief Audit Executive, Chief Information Officer, Chief Credit Officer, and President of Private Wealth Advisors provide input to the Risk and Credit Policy Committee, particularly through periodic risk assessment reports, concerning principal risks within the Company.
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THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is comprised of Ms. Wojtowicz (Chair), Mr. Fisher, Mr. Kellogg, and Mr. Lehman. The Committee met three (3) times during 2024. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for compensation committee independence set forth in Rule 10C-1(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(d)(2).

The Compensation and Human Resources Committee’s responsibilities include:

•overseeing the Company's human capital management strategy;

•establishing the Company’s general compensation philosophy in consultation with senior management;

•overseeing the development and implementation of policies and programs to carry out the Company’s general compensation philosophy;

•periodically reviewing and evaluating the effectiveness of the Company’s compensation policies and programs in light of its general compensation philosophy and making any modifications that the Committee deems necessary or advisable;

•reviewing the performance of and approving the compensation and benefits to be paid to the CEO and other executive officers and senior management employees of the Company;

•reviewing the performance and approving the compensation and benefits to be paid to FMB's senior management employees and approving the compensation ranges and benefits for the other officers and employees of the Company and FMB (a responsibility which the Committee may delegate all or part of to the Company’s CEO);

•administering the Company’s incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•making recommendations to the Board concerning the adoption, amendment or termination of incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•regularly monitoring risk exposure with respect to the Company’s incentive compensation plans and other executive compensation plans to assure that risks remain within established limits, that steps are taken to mitigate these risks where appropriate, and that significant risk exposures are brought to the attention of the Board;

•annually reviewing executive change of control and severance agreements;

•annually reviewing the Company's succession plan and succession planning process; and

•reviewing and making recommendations to the Board regarding the compensation of the non-employee directors.

The Committee’s responsibilities also include annually reviewing and discussing with senior management the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Committee prepares the report required under Item 407(e)(5) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

Consistent with its Corporate Compensation Policy, the Compensation and Human Resources Committee determines executive compensation annually, after considering the Company’s short and long-term strategic goals, whether the Company’s existing compensation programs have supported its efforts to attract, retain and motivate high-performing, qualified leaders, and the Company’s compensation programs compared with those of peer institutions, with the aim of arriving at an appropriate mix of salary, benefits and incentives that will ultimately lead to a superior return on shareholders’ investment.

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The Committee sets the base salaries of senior management employees, the participants and the metrics, targets and ranges for payouts under the Senior Management Incentive Compensation Program (the non-equity incentive compensation plan that covers the senior management employees), the participants and the amounts and mix of equity-based compensation under the Long-term Equity Incentive Plan (the equity incentive compensation that covers the senior management employees), and the other elements of the senior management employees’ compensation. In setting the compensation of employees other than the CEO, the Committee relies on the recommendations of the CEO. The Committee has delegated to the Company’s CEO or, where appropriate, to other executive officers, or senior management employees, much of the authority to approve the compensation and benefits to be paid to the other officers and employees of the Company and FMB.

The Compensation and Human Resources Committee makes recommendations to the Board regarding the compensation of the non-employee directors and, after receiving the Committee’s recommendations, the Board determines the amount and form of this compensation. The executive officers of the Company do not have a role in determining or recommending the amount or form of non-employee director compensation.

While the Committee reviews and approves FMC’s non-equity incentive compensation plans, equity-based compensation plans and deferred compensation plans, the responsibility for the day-to-day administration of the plans has been delegated to the Company’s Director of Human Resources, with oversight from the CEO. From time to time, these executives provide information to the Committee and make recommendations, on their own initiative or as requested by the Committee, concerning existing and proposed compensation policies and programs for executives and other employees of the Company and FMB.

The Compensation and Human Resources Committee has the authority to directly select, engage and terminate such counsel, consultants (including compensation consultants), and other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities. For the purpose of setting 2024 compensation, the Committee directly engaged Aon's Human Capital Solutions practice, a part of Aon, plc ("Aon"), a human resources consulting firm, to review FMC’s executive salaries and compensation programs and non-employee director compensation, and to make recommendations to the Committee, to ensure that the Company provides the executives and non-employee directors a competitive compensation opportunity that will enable the Company to continue to attract, retain and motivate a highly qualified leadership team.

In connection with its engagement, Aon reported directly to the Compensation and Human Resources Committee and the Committee directly oversaw the work performed by, and determined the fees paid to, Aon in connection with the services it provided to the Committee. The Compensation and Human Resources Committee instructed Aon to give advice to the Committee independent of management and to provide such advice for the benefit of the Company and its shareholders. With the Committee's approval, Aon worked directly with management on certain executive compensation matters.

During 2024, Aon was again engaged by the Company to review FMC's executive salaries and compensation programs, and to make recommendations to the Compensation and Human Resources Committee. Total fees paid to Aon by the Company were less than $120,000 and are less than 1% of Aon's total annual revenue. The Compensation and Human Resources Committee reviews the independence of its compensation consultants, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considers any additional services provided by such consultants. For 2024, the Compensation and Human Resources Committee determined that Aon was independent and its services to the Committee did not raise any conflicts of interest among the Committee or our management.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee was an officer or employee of the Company or its subsidiary during 2024, nor has any member of the Committee ever been an officer or employee of the Company or FMB. No current member of the Committee or executive officer of the Company had a relationship during 2024 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

CLAWBACK POLICY

In 2023, the Compensation and Human Resources Committee recommended for approval, and the Board approved, a new Clawback Policy. The Policy is designed to comply with Section 10D and Rule 10 D-1 of the Securities Exchange Act of
27 First Merchants Corporation 2025 Proxy Statement

1934 and applicable Nasdaq rules. A copy of the Policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

In accordance with Item 407(e)(5) of SEC Regulation S-K, the members of the Compensation and Human Resources Committee state that the Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation and Human Resources Committee

Jean L. Wojtowicz, Chair
Michael J. Fisher
Clark C. Kellogg
Gary J. Lehman

VI. INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names, ages, and positions of all executive officers of FMC and all persons chosen to become executive officers are listed below. The officers are elected by the Board for a term of one year or until the election of their successors. There are no arrangements between any officer and any other person pursuant to which he or she was selected as an officer.

Mark K. Hardwick, 54, Chief Executive Officer, FMC
Chief Executive Officer commencing on January 1, 2021; Executive Vice President and Chief Financial Officer and Chief Operating Officer of FMC since May 2016; Executive Vice President and Chief Financial Officer of FMC since December 2005; Senior Vice President and Chief Financial Officer of FMC from April 2002 to December 2005; Corporate Controller of FMC from November 1997 to April 2002.

Michael J. Stewart, 59, President, FMC
President commencing on January 1, 2021; Executive Vice President and Chief Banking Officer of FMC since February 2008; Executive Vice President from December 2006 to February 2008 of National City Corp;  Executive Vice President and Chief Credit Officer of National City Bank of Indiana from December 2002 to December 2006.

Michele M. Kawiecki, 52, Executive Vice President and Chief Financial Officer, FMC
Executive Vice President and Chief Financial Officer commencing January 1, 2021; Senior Vice President and Director of Finance of FMC since March 2015; Senior Vice President of Capital Management and Assistant Treasurer of UMB Financial Corporation from May 2011 to March 2015; Director of Corporate Development and Enterprise Project Management at UMB Financial Corporation from May 2008 to May 2011; Chief Risk Officer at UMB Financial Corporation from February 2004 to May 2008.

John J. Martin, 58 Executive Vice President and Chief Credit Officer, FMC
Executive Vice President and Chief Credit Officer of FMC since March 2013; Senior Vice President and Chief Credit Officer of FMC from June 2009 to March 2013; First Vice President and Deputy Chief Credit Officer of FMC from July 2008 to June 2009; First Vice President and Senior Manager of Lending Process of FMC from January 2008 to July 2008; Senior Vice President and Regional Senior Credit Officer of National City Bank from May 2000 to December 2007.

Stephan H. Fluhler, 56, Senior Vice President, Chief Information Officer, FMC
Senior Vice President and Chief Information Officer of FMC since May 2014; Chief Technology Officer of FMC from 2004 to May 2014; Director of Technology Services and Change Management of FMC from December 2003 to 2004.

28 First Merchants Corporation 2025 Proxy Statement

Steven C. Harris, 61, Executive Vice President and Chief Human Resources Officer, FMC
Senior Vice President and Chief Human Resources Officer of FMC since November, 2016; First Vice President, Director of Talent Development of FMC from March 2016 to November 2016; Senior Vice President, Regional Retail Manager of PNC Bank from February 2015 to March 2016; Senior Vice President and Market Sales and Service Manager, PNC Bank from June 2009 to February 2015.

Chad W. Kimball, 49, Senior Vice President and Chief Risk Officer, FMC
Senior Vice President and Chief Risk Officer of FMC since August 2021; June 2017 – August 2021 – Senior Vice President, Director of Risk – Huntington Bank; December 2010 – June 2017 – Global Director, Regulatory Risk and Compliance – GE Aviation; April 2007 – December 2010 - Senior Manager Risk and Compliance – KPMG; June 1999- April 2007 – Senior Manager Risk and Compliance – Ernst & Young; July 1998 - June 1999 – Auditor – State of Ohio State Auditor’s Office.

Joseph C. Peterson, 49, Executive Vice President and Chief Commercial Officer, FMC
Senior Vice President and President, Structured Finance from August 2018 to March 2024; Senior Vice President and Director, Debt Capital Markets and Structured Finance from February 2016 to August 2018; Senior Vice President and Director, Debt Capital Markets from April 2014 to February 2016; Senior Vice President at PNC Bank from 2007-2014; Vice President at General Electric Capital Corporation from 2000-2007.

VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

THE NAMED EXECUTIVE OFFICERS

FMC’s named executive officers (“NEOs”) for the 2024 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, with the titles they held as of December 31, 2024, were:

•Mark K. Hardwick, Chief Executive Officer;

•Michael J. Stewart, President;

•Michele M. Kawiecki, Executive Vice President and Chief Financial Officer;

•John J. Martin, Executive Vice President and Chief Credit Officer; and

•Joseph C. Peterson, Executive Vice President and Chief Commercial Officer.

COMPENSATION DISCUSSION AND ANALYSIS

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES

The Compensation and Human Resources Committee, under its delegated authority from the Board, has established an effective, straight-forward executive compensation structure that gives FMC’s executives incentives to achieve the Company’s annual and long-term strategic goals, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the Company has designed its compensation programs so that executives have the opportunity to earn an appropriate mix of salary, employee benefits and short and long-term incentives, comprised of both cash and equity, which will financially reward them for excellent performance as measured against the Company’s strategic goals and in comparison to financial industry peers. The equity-based incentive compensation program includes provisions that obligate key employees to retain ownership throughout the period of their employment by the Company of a portion of the common stock they are awarded under that program, thus increasing their financial stake in the Company’s continued success and further aligning their interests with those of the other shareholders.

The Compensation and Human Resources Committee’s Corporate Compensation Policy lists the following considerations for the design of executive compensation programs that will assist the Company in achieving its business objectives: (1) programs should attract, retain and motivate high-performing, qualified executives and be competitive with industry peers’ programs; (2) incentive compensation programs should reward performance that is directly related to the Company’s financial performance and the individual executive’s contributions to that performance; (3) programs should strengthen the alignment between management effort and business strategy; and (4) programs should link compensation to factors which
29 First Merchants Corporation 2025 Proxy Statement

affect short and long-term stock performance. The policy states that all reasonable efforts should be made to ensure that executive compensation programs do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of the Company’s reported earnings to enhance the compensation of any executive.

The Compensation and Human Resources Committee periodically reviews and evaluates the effectiveness of the executive compensation programs and their alignment with the Company’s business strategies and the interests of shareholders. The Committee has primary responsibility for reviewing executive performance and approving executive compensation, although in 2024 it gave considerable weight to the recommendations of the CEO, Mr. Hardwick, in reviewing the performance and determining the compensation of executives other than Mr. Hardwick himself. The executive performance review process includes accomplishing formal reviews, adjusting base salaries and approving the non-equity incentive plan payments based on the Company’s audited financial results for the previous fiscal year. Annual salary increases and non-equity incentive plan payments occur in March. Annual restricted stock awards under the Long-term Equity Incentive Plan are made by the Committee in the third quarter.

Senior management is responsible for the implementation and day-to-day administration of the Company’s compensation programs, including its executive compensation programs, under the direction of Mr. Hardwick and the Executive Vice President and Chief Human Resources Officer, Steven Harris.

THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES

The material elements of the NEOs’ annual compensation are: (1) cash compensation, comprised of (a) base salary, and (b) non-equity incentive plan payments under the Senior Management Incentive Compensation Program (“SMICP”); (2) equity compensation, comprised of (a) restricted stock awards under the Long-term Equity Incentive Plan (“LTEIP”), and (b) opportunities for discounted FMC stock purchases under the Employee Stock Purchase Plan (“ESPP”); and (3) retirement and deferred compensation plan contributions under (a) the Retirement Pension Plan (“Pension Plan”) (for Mr. Hardwick only), (b) the Retirement and Income Savings Plan (“§401(k) Plan”), and (c) the 2011 Executive Deferred Compensation Plan (“EDCP”). In the event of an acquisition of FMC, the NEOs could also receive compensation under “double trigger” change of control agreements. The Company does not have employment or other severance agreements with its executive officers. Detailed information concerning each of the material elements of the NEOs’ compensation can be found on pages 30-35.

Base salary and non-equity incentive plan payments under the SMICP are intended to advance annual goals by providing a near-term financial reward for excellent performance that advances FMC’s strategic objectives. The targets for earning non-equity incentive plan payments under the SMICP are adjusted annually to align with the Company’s annual financial plan. The restricted stock awards under the LTEIP are designed to financially reward the achievement of long-term goals and to further align executives’ financial interests with those of other shareholders by tying the value of such compensation to sustained increases in the price of the Company’s stock. This objective is also supported by guidelines for executive officers to hold FMC stock equal in value to the following multiples of individual base salary: (i) Chief Executive Officer - six (6) times base salary; (ii) Other NEOs — three (3) times base salary; and (iii) other executive officers designated as Section 16 executive officers by the Board of Directors — two (2) times base salary. The three-year vesting provisions attached to the restricted stock awards, together with the vesting provisions in the retirement plans, also promote the long-term employment of qualified executives. All Company stock ownership guidelines are expected to be satisfied within five (5) years of October 31, 2024 and maintained for as long as the officer remains at their respective officer level.

THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE

Disregarding retirement and deferred compensation plan contributions and only considering current compensation, payments earned under the incentive plans (the SMICP and the LTEIP) together constituted a substantial portion of the compensation paid to the NEOs for 2024. The size of the non-equity incentive payments under the SMICP and the value of the restricted stock awards under the LTEIP are directly impacted by the Company’s performance. Whether a non-equity incentive payment was earned under the SMICP, and the size of an earned payment, depended on whether FMC achieved operating earnings per share for the year that met or exceeded pre-established targets based on the Company’s annual financial plan. The number of FMC shares the NEOs received under the LTEIP, while subjectively determined by the Compensation and Human Resources Committee and not based directly on performance-related metrics, was heavily influenced by the NEOs’ individual performance and the Company’s performance during 2024. The Company’s performance also impacts these share awards in another way, in that the value of these shares will be affected by their future market price and the total shareholder return (market price appreciation plus dividends paid) on the shares.
30 First Merchants Corporation 2025 Proxy Statement

FMC continued its excellent performance during 2024. The Company reported net income available to common shareholders of $200 million compared to $222 million for the year ended 2023. The dividend paid on a share of FMC common stock increased from $1.34/share in 2023 to $1.39/share, a 4% increase. As of December 31, 2024, FMC’s total assets equaled $18.3 billion.

In 2024, the incentive compensation the NEOs earned under the Company’s executive compensation program generally aligned with Company performance that benefits shareholders. Under the SMICP, the operating earnings per share FMC achieves compared to the Company’s annual financial plan is the sole metric on which the non-equity incentive compensation earned by Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin is based, and it is the metric on which 70% of Mr. Peterson's non-equity incentive compensation is based. The Compensation and Human Resources Committee believes that the operating earnings per share the Company achieves is the best measure of the Company’s success and the metric is most directly reflective of the NEOs’ performance; and, therefore, in the long run, it is also the most closely aligned with the shareholders’ interests.

PEER GROUP

In its efforts to attract, retain and motivate high-performing executives, FMC competes with other employers, mainly in the financial services industry in the Midwest. Necessarily, this requires the Company to be aware of how peer institutions are compensating their executives, to ascertain how the Company’s executive compensation programs compare - both in their mix and their amounts - with these peers’ programs. The Compensation and Human Resources Committee’s goal is to fix executives’ total compensation as nearly as practicable, taking into account all relevant factors, near or above the median for similar positions at peer institutions, with an appropriate balance between salary and incentive compensation, cash and equity, and short and long-term incentives. The peer group for 2024 consisted of the following 20 publicly traded financial institutions of relatively similar size to the Company:

Ameris Bancorp.	Heartland Financial USA, Inc.
Atlantic Union Bankshares Corp.	Lakeland Financial Corp.
Customers Bancorp Inc	Northwest Bancshares, Inc.
Enterprise Financial Services	Old National Bancorp
FB Financial Corp	Park National Corp
First Bancorp	Renasant Corp.
First Busey Corp.	Simmons First National Corp.
First Financial Bancorp.	Trustmark Corp.
Fulton Financial Corp.	United Community Banks, Inc.
Glacier Bancorp, Inc.	WesBanco, Inc.

The peer group was jointly selected by the Company and Aon and reflects the asset size of the Company. The banks in the peer group were selected based on asset size, financial metrics, and an expanded geographic area (i.e., only banks in the western portion of the country were excluded).

COMPENSATION CONSULTANT

The Compensation and Human Resources Committee believes it is essential for the Company to provide a competitive compensation opportunity to its executives in order to attract, retain and motivate a highly qualified leadership team. The Committee has periodically engaged an executive compensation consultant to review the Company’s executive salaries and compensation programs and to make recommendations to the Committee concerning possible adjustments to executive compensation and compensation programs. The Committee engaged Aon in 2023 to analyze a database of executive compensation information Aon had compiled from the financial institutions in the peer group, and that analysis was taken into consideration in determining the NEOs' compensation for 2024.

INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION

The following paragraphs describe the provisions of the material elements of the NEOs’ compensation during 2024, including their specific application to each of the NEOs. Reference is also made to relevant information contained in the compensation tables and related material on pages 37-43.

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BASE SALARY

Base salary is the common element in nearly every compensation program. The salaries of FMC’s executives are determined subjectively by the Compensation and Human Resources Committee, based on their responsibilities and a review of their individual performance and contributions to the Company’s financial performance. In 2024, the Committee considered the recommendations of the CEO, Mr. Hardwick, in assessing the performance of the NEOs other than Mr. Hardwick. The Committee was solely responsible for assessing Mr. Hardwick’s performance and determining his salary and other forms of compensation. Besides individual and Company performance, other factors that may affect the NEOs’ salaries include their experience, budgetary considerations, and the salaries paid to executives holding similar positions with the Company’s competitors in the financial services industry, especially those in the Company’s peer group. The Committee has based its assessment of competitors’ executive salaries on the findings contained in the Aon study discussed above, and on other public reports and broad-based third party surveys.

The Compensation and Human Resources Committee reviews and adjusts the NEOs’ salaries annually in February or March, after performance reviews have been completed and the Company’s audited financial statements for the preceding fiscal year have been issued. Adjustments become effective as of the first payroll period in March. The Committee believes that, by waiting until the performance reviews have been completed and the financial statements have been issued, the NEOs’ salary adjustments will be more accurately and effectively tied to the NEOs’ success in meeting financial targets and other strategic goals for the previous year. This timing also allows the Committee to communicate decisions regarding salary adjustments and cash incentive payments to the NEOs and other executives at the same time, thus ensuring a clear and consistent message regarding performance and underlining the Company’s emphasis on growing a performance-based culture.

In February 2024, the Compensation and Human Resources Committee increased the NEOs’ base salaries as follows, after evaluating their individual performance and accomplishments and the Company’s performance:

NEO	2023 Base Salary	2024 Base Salary
M. Hardwick	$728,000	$791,000
M. Stewart	624,000	645,000
M. Kawiecki	468,000	485,000
J. Martin	426,400	445,000
J. Peterson	379,600	445,000

SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)

The SMICP is a non-equity incentive compensation plan that affords the NEOs and other management employees the opportunity to earn additional cash compensation annually, determined as a percentage of their base salaries, by meeting pre-established performance goals for the fiscal year that are closely related to FMC’s strategic and financial plans. The goals are based on metrics that are established to keep the Company in the top quartile of high-performing banks as compared to its peer group.

Under the SMICP, the Compensation and Human Resources Committee establishes schedules for the payments early in each fiscal year, beginning at minimum thresholds below which participants do not receive payments, and increasing proportionately to target amounts and maximum amounts that participants may receive. Each participant is then informed of the goals to be achieved (which in nearly all cases are related to the Company’s strategic and financial plans and measurable objectively), the percentage of base salary that will be paid if the participant’s goals are achieved (the target payment), and the applicable minimum thresholds and maximum amounts. Following the end of each fiscal year, after the Company’s audited financial statements for the year have been issued, the Committee approves the payouts under the SMICP. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the Program.

The Committee has the authority to modify the Program, make final award determinations (which may include increasing or decreasing the amount payable to an individual participant under the applicable formula set forth in the SMICP), set conditions for eligibility and awards, define extraordinary accounting events in calculating earnings, establish future payout schedules, determine circumstances and causes for which payouts can be withheld, and abolish the Program. In doing so, it considers the recommendations of the Chief Executive Officer of the Company, except as the Chief Executive Officer's own
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cash incentive compensation may be affected. As described on page 26, the Company has a Clawback Policy that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement.

There were 260 participants who received cash compensation under the SMICP for 2024, including the five NEOs. The payouts for 2024 were made in March 2025. The threshold, target and maximum payout for each of the NEOs under the Program for 2024 is shown in the Grants of Plan-Based Awards for 2024 Table on page 39.

Mr. Hardwick’s target amount for 2024, as set by the Compensation and Human Resources Committee, was 80% of his base salary. The target amounts for Mr. Stewart, Ms. Kawiecki, and Mr. Martin were 60%, 60%, and 50%, respectively, of their base salaries. For each of them, their target payment was based entirely on FMC’s achieving operating earnings, calculated on a diluted GAAP basis, of $3.87/share of common stock. The minimum threshold that would result in a payment of 50% of the target amount was based on achieving operating earnings of $2.72/share, and the maximum payment of 200% of the target amount was based on achieving operating earnings of $5.47/share. For 2024, FMC’s reported operating earnings were $3.41/share. Under the payout schedule, achieving the operating earnings amount resulted in payouts to Messrs. Hardwick, Stewart, and Martin and Ms. Kawiecki of 88% of their target amounts.

Mr. Peterson’s target amount for 2024 was 50% of his base salary. Due to nature of his responsibilities, Mr. Peterson’s target payment was based on three (3) metrics: 70% of his target payment was based on the operating earnings schedule described in the immediately preceding paragraph, 15% was based on the Commercial line of business net contribution to the Company's operating revenue and 15% was based on the Commercial line of business total operating revenue. Under the payout schedule, achieving the Company earnings amount and the two metrics related to the Commercial line of business resulted in a payout to Mr. Peterson of 79% of his target amount.

As the Summary Compensation Table on page 37 shows, the payouts to the NEOs under the SMICP for 2024 were as follows:

Mr. Hardwick - $448,931
Mr. Stewart - $308,049
Ms. Kawiecki - $206,384
Mr. Martin - $176,855
Mr. Peterson - $170,666

LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)

The LTEIP is an equity incentive plan that affords the NEOs and other management employees the opportunity to benefit as shareholders from long-term improvements in the Company’s financial performance, thus increasing their commonality of interest with other shareholders. The equity awards available under the Plan include grants of restricted stock in the Company and incentive and non-qualified options to acquire common stock in the Company, although the Company has not awarded stock options to any of its employees under the LTEIP, or any prior long-term equity incentive plan, since 2013. The Committee’s decision to discontinue the use of stock option grants was based on its conclusion that restricted stock grants are a more effective form of equity incentive compensation. The Committee was also influenced by a recommendation from its compensation consultant at the time supporting that decision, as well as by recent tax and accounting changes.

Under the LTEIP, the Compensation and Human Resources Committee has the authority to grant restricted stock awards, decide who will receive the awards, determine the types and sizes of the awards, determine the terms, conditions, vesting periods, and restrictions applicable to the awards, adopt, alter and repeal administrative rules and practices governing the LTEIP, interpret the terms and provisions of the LTEIP and any awards granted under it, prescribe the form of award agreements, and otherwise supervise the administration of the LTEIP. Annual restricted stock awards for 2024 under the LTEIP were made by the Committee in the third quarter. On occasion, the Committee grants an award at other times, e.g., when an executive is hired or an employee is promoted. The Committee delegated to the CEO the authority to make restricted stock awards to newly hired and promoted employees, limited to a maximum of 1,000 shares of FMC common stock.

There were 114 participants who received restricted stock awards under the LTEIP on August 8, 2024, including the five NEOs. Another 5 restricted stock awards were made under the LTEIP at other times during 2024. Those awards were made by Mr. Hardwick under the authority delegated to him by the Compensation and Human Resources Committee, as described above. The Committee subjectively determines the amounts of the equity awards to be granted to the participants under the LTEIP, including NEOs; however, in general, they are commensurate with the participants’ positions and level of
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responsibilities. In making the restricted stock awards, the Committee relied in part on the recommendations of Mr. Hardwick, except for awards to Mr. Hardwick himself.

The restricted stock awards under the LTEIP are not performance-based. The restricted stock generally vests (the restrictions lapse, giving the grantee complete ownership rights) three years after the date of the award. The LTEIP requires a one-year minimum vesting period. However, in all cases, the restricted stock will vest if the grantee dies or becomes disabled, or there is a change of control of FMC, before the shares would otherwise vest. In general, a change of control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of constructive termination within two years following a change in control (i.e., a "double-trigger" requirement). The Compensation and Human Resources Committee may also partially waive the forfeiture of a restricted stock award if a grantee’s employment is terminated before the stock vests and the Committee determines that the termination was involuntary and without cause. In that event, the part of the award that vests is a fraction of the shares, with a numerator equal to the number of full years that have elapsed between the date of the award and the date of termination and a denominator equal to the number of years between the date of the award and the date the award vests. A grantee of restricted stock under the LTEIP is entitled to vote the shares of stock and receive the dividends on the stock, notwithstanding the restrictions.

As the Grants of Plan-Based Awards for 2024 Table on page 39 shows, the Committee made the following awards of restricted stock to the NEOs under the LTEIP:

On August 8, 2024
Mr. Hardwick	21,000 shares
Mr. Stewart	16,000 shares
Ms. Kawiecki	13,000 shares
Mr. Martin	8,000 shares
Mr. Peterson	8,000 shares

The value of the restricted stock on August 8, 2024, was $36.14/share. The restricted stock awarded on August 8, 2024, will vest on August 8, 2027, or, if earlier, on the date the grantee dies or becomes disabled.

To ensure that executive officers who benefit from equity awards under the LTEIP have a long-term financial interest in growing the value of the Company's stock, the Company has guidelines stating that executive officers participating in the LTEIP should acquire and hold shares of the Company’s common stock equal in value to certain percentages of their current annual salary. These guidelines are discussed on page 29.

The Company also has a written policy prohibiting its executive officers from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the executive under the LTEIP or otherwise held, directly or indirectly, by the executive officer. A primary purpose of the hedging prohibition is to avoid reducing the executive’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its executive officers from pledging their shares as collateral for a loan.

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The ESPP is a form of equity-based compensation that is available to nearly all of the employees of FMC and its subsidiaries, including the NEOs. It is a Code §423 employee stock purchase plan that was approved by the shareholders at the 2024 Annual Meeting. It provides an attractive vehicle for participants to acquire the Company’s stock, thus further aligning their interests with those of other shareholders. Participants may elect under the Plan, prior to each three month offering period corresponding to the calendar quarters, to purchase shares of FMC stock at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by Nasdaq.

Mr. Stewart was the only NEO who participated in the ESPP during 2024. He participated during all four of the 2024 offering periods, purchasing 36, 41, 34, and 26 shares, respectively, at per share prices of $29.66, $28.42, $31.47, and $34.38, respectively.

RETIREMENT PENSION PLAN (“PENSION PLAN”)

The Pension Plan is a qualified Code §401(a) defined benefit pension plan that the Company “froze” in 2005. Only a few “grandfathered” participants - those who had attained age 55 and earned at least 10 years of credited service on March 1, 2005 - continued to accrue benefits under the Pension Plan after that date, and the benefits of the other participants were
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frozen. No new participants were added after March 1, 2005. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen are determined under the formula described above, based on their average final compensation as of March 1, 2005, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

Mr. Hardwick is the only NEO who participates in the Pension Plan. Since he had not yet attained age 55 and earned at least 10 years of credited service on March 1, 2005, he was not eligible for “grandfathering.” He ceased accruing benefits under the Pension Plan, and his accrued benefits were frozen as of that date. As of December 31, 2024, the present value of Mr. Hardwick’s accumulated benefits were $56,348. If he continues his employment with the Company until age 65 and retires at that time, his annual benefits under the Pension Plan, payable as a straight-life annuity, would be approximately $8,594. See the Pension Benefits Table on page 41.

RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)

The §401(k) Plan is a qualified Code §401(k) defined contribution retirement plan, under which participating employees of the Company and its subsidiaries that adopt the Plan may save for their retirement by making pre-tax and Roth after-tax contributions up to the lesser of the statutory limits ($23,500 plus “catch up” contributions of up to $7,500) for participants over age 50) and the limits set forth in the §401(k) Plan.

The Company makes matching contributions to the §401(k) Plan on behalf of participants who make pre-tax and/or Roth after-tax contributions. The Company matches a participant’s pre-tax and Roth after-tax contributions at the rate of 100% of such contributions up to 3% of the participant’s compensation, plus 50% of such contributions to the extent they exceed 3% but do not exceed 6% of the participant’s compensation (defined as W-2 compensation plus certain voluntary pre-tax contributions, up to the Code §401(a)(17) maximum, which is $345,000 for 2024 and $350,000 for 2025). Thus, the maximum matching employer contribution is generally 4½% of a participant’s compensation (less if the participant’s compensation exceeds the Code §401(a)(17) maximum).

Plan participants who have been continuously employed by FMC since before January 1, 2010 receive additional employer contributions under the §401(k) Plan, equal to 2% of the participant’s compensation (as defined above), as limited by the Code §401(a)(17) maximum. Employees hired or rehired on or after January 1, 2010 are not eligible to receive these additional contributions.

All pre-tax and Roth after-tax participant contributions under the §401(k) Plan are fully vested, while participants become vested in employer matching contributions and additional employer contributions, if any, at the rate of 20% for each year of service. Participants become 100% vested in their employer matching contributions and additional employer contributions, if any, in the event of their death, disability (as defined in the Plan), or satisfaction of any of the Plan’s retirement requirements.

The employer matching and additional contributions made on behalf of the NEOs under the §401(k) Plan for 2024 were as follows:

Mr. Hardwick - $15,525 matching contributions and $6,600 additional contributions
Mr. Stewart - $15,525 matching contributions and $6,600 additional contributions
Ms. Kawiecki - $15,525 matching contributions
Mr. Martin - $15,525 matching contributions and $6,600 additional contributions
Mr. Peterson - $15,525 matching contributions

These contributions are included in the column headed “All Other Compensation” in the Summary Compensation Table on page 37.

2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)

The EDCP is a non-qualified deferred compensation plan that FMC established in 2011. Under the EDCP, participants who are designated by the Compensation and Human Resources Committee have the opportunity to defer compensation (W-2
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compensation plus certain pre-tax contributions as described in the EDCP) in excess of the maximum annual salary deferrals permitted under the §401(k) Plan ($23,500). Participants over age 50 may also make “catch up” contributions of up to $7,500. The maximum amount that a participant may defer under the EDCP is 75% of compensation, less any amounts deferred under the §401(k) Plan. FMC may also match participant deferrals at the rate of 50% of the deferrals up to a maximum of 6% of compensation (using the §401(k) Plan definition without the Code §401(a)(17) limit), and it may also make supplemental contributions. The Company also credits a participant’s account under the EDCP with non-elective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and non-elective contributions are 100% vested at all times, while matching contributions vest after five years and supplemental contributions vest after three years or, if earlier, upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan).

The EDCP is unfunded, and benefits payable under this Plan depends solely on the unsecured promise of the Company. The Company has established a “rabbi” trust (“Trust”), with the First Merchants Private Wealth Advisors division of its subsidiary, First Merchants Bank, as the trustee. The Company makes annual contributions to the Trust to help pay its liabilities under the EDCP. However, the EDCP participants have no preferred claim on, or any beneficial ownership interest in, the assets of the Trust. The Company may make investment options available to a participant but is under no obligation to invest its contributions according to the option selected. The actual investment returns for a participant’s account may differ from the returns on the investments requested by the participant. A participant may request changes in the investment options daily, by submitting written investment allocation requests to the trustee. The EDCP is operated in compliance with Code §409A.

The Committee delegated its authority to designate participants in the EDCP to Mr. Hardwick, subject to annual review by the Committee of the list of participants. Messrs. Hardwick and Stewart and Ms. Kawiecki are the NEOs who are participants in the EDCP, as the Non-qualified Deferred Compensation in 2024 Table on page 42 shows. The participants in the EDCP did not make any contributions to the Plan in 2024, nor were there participant deferrals in 2024.

CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS

FMC has change of control agreements with the NEOs and certain other senior management employees because it believes these agreements promote the interests of the Company and its shareholders by providing them a financial incentive to remain with the Company and continue to act in the Company’s and the shareholders’ best interests in the event of a proposed acquisition or change of control situation in which they might otherwise decide to terminate employment due to the uncertainties of their own circumstances. The change of control agreements are “double trigger” agreements, meaning that severance benefits are payable to the executive only if: (1) a change of control occurs; and (2) the executive’s employment is terminated or constructively terminated following the change of control. The agreements provide that this termination must occur within 24 months following the change of control in order for the agreement to apply and benefits to be payable. No benefits are payable in the event of an executive’s voluntary retirement, death, disability or termination for cause. The definitions of “change of control” and “constructive termination” are set forth on page 42 in the narrative accompanying the Change of Control Agreements Table. The agreements also define “termination for cause.” Payments under the change of control agreements are calculated as a multiple of the sum of the executive’s annual base salary at the time of receiving notice of termination and the largest annual cash incentive payment received by the executive under the SMICP during the two years preceding the date of termination. For 2024, this multiple was 2.99 for Messrs. Hardwick, Stewart and Martin, and Ms. Kawiecki. The multiple was 2.00 for Mr. Peterson.

The change of control agreements cover only a few employees and represent a relatively small percentage of FMC’s market capitalization; therefore, the Compensation and Human Resources Committee and the Board do not believe that their existence would discourage any proposed acquisition of the Company. The agreements were not executed in response to an effort to acquire control of the Company, and the Board is not aware of any such effort.

Except for the change of control agreements, the Company does not have employment or other severance agreements with any of the NEOs. Under Indiana law, the NEOs are deemed to be “at will” employees.

MITIGATION OF RISKS

In designing and implementing the executive compensation plans, FMC makes all reasonable efforts to ensure that the plans do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary and excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings of the Company to enhance the compensation of any executive. The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company; however, the Compensation and Human Resources Committee has the primary responsibility for
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overseeing the management of compensation plan risks. The two Committees share continuing responsibility for monitoring risk exposure to assure that it remains within established limits and that significant risk exposures are brought to the attention of the full Board.

Compensation plan risks are mitigated in a number of ways. They include the following:

•Executive compensation is a mix of cash and equity, fixed and variable compensation, and annual and long-term incentives.

•The SMICP, the non-equity incentive compensation plan covering the NEOs and other management employees, caps the NEOs’ incentive award payouts at 200% of target for the earnings per share metric, and less for other metrics.

•The SMICP has tiered goals and award levels, with narrower bands or increments, not “all or nothing” goals or larger bands or increments.

•The Company has a Clawback Policy under which the Company may recover a payment made to an executive officer if the payment is based on a materially inaccurate financial statement.

•The Company has a written policy prohibiting senior managers and members of the Board of Directors from engaging in hedging or short sales of FMC stock and from pledging their shares as collateral for a loan.

•The LTEIP, the equity incentive plan covering the NEOs and other management employees, requires a one-year minimum vesting period for each award and, in practice, the Compensation and Human Resources Committee has provided that restricted stock awards will not vest for three years.

•The Company has guidelines stating that executive officers participating in the LTEIP should acquire and hold shares of the Company's common stock equal in value to certain percentages of their then current salary.

•The Company does not have employment or severance agreements with its NEOs, thus avoiding multi-year guaranteed employment terms.

•None of FMC’s compensation programs include tax gross-ups, single trigger change of control agreements, or extravagant executive perquisites.

•The Company periodically engages a compensation consultant to review FMC’s executive salaries and compensation programs to ensure they are competitive but not overly generous.

•The Company has an Ethics and Integrity Policy, monitored by the Audit Committee, under which employees and others may raise concerns regarding accounting, internal controls, or auditing matters. It includes the option to anonymously report conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company.

•Management has established an Incentive Compensation Steering Committee to oversee the Corporate Compensation Policy.

•In 2023, the Company's Human Resources department conducted a risk assessment of the Company's 55 incentive compensation plans approved for 2024. The assessment included the SMICP, which is the non-equity incentive compensation plan covering the NEOs. As part of the incentive plan risk review process, the SMICP plan owner acknowledged the overall risk assessment rating and the risk review sections that had key observations noted.

•The Company's internal risk review methodology was developed based on Aon’s 2022 risk assessments of our compensation plans, which were in turn based on the principles of Sound Incentive Compensation Policies released under joint regulatory guidance in June 2010.

Based on these risk mitigation undertakings, the Compensation and Human Resources Committee does not believe that the risks arising from FMC’s compensation policies and practices for its executive employees are reasonably likely to have a material adverse effect on the Company within the scope of Item 402(s) of SEC Regulation S-K.
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SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2024 ANNUAL MEETING

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company held a separate shareholder advisory vote at the 2024 Annual Meeting on a resolution to approve the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the 2024 proxy statement. Of the shares that were voted, 42,689,312 (92.65%) were voted in favor of the resolution, 3,385,497 (7.34%) were voted against the resolution, and 174,583 (0.01%) abstained. The Compensation and Human Resources Committee considered these results at its first meeting following the vote and concluded that the vote showed that the shareholders supported the Company’s executive compensation policies and programs. The Committee did not make any significant changes in 2024 to the executive compensation policies and programs on the basis of this advisory vote.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table provides information concerning the NEOs’ 2022, 2023, and 2024 compensation:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Mark K. Hardwick Chief Executive Officer	2024	$762,547	$758,940	$448,931	$0	$108,850	$2,079,268
	2023	721,538	611,040	369,807	6,493	78,872	1,787,750
	2022	662,500	614,250	527,163	0	64,287	1,868,200
Michael J. Stewart President	2024	641,769	578,240	308,049	0	89,884	1,617,942
	2023	620,308	410,040	271,695	0	75,644	1,377,687
	2022	588,564	409,500	417,680	0	66,545	1,482,289
Michele M. Kawiecki Executive Vice President and Chief Financial Officer	2024	482,384	469,820	206,384	0	76,757	1,235,345
	2023	465,204	305,520	169,809	0	63,473	1,004,006
	2022	425,577	286,650	232,260	0	57,098	1,001,585
John J. Martin Executive Vice President and Chief Credit Officer	2024	442,138	289,120	176,855	0	60,269	968,382
	2023	423,877	184,920	139,244	0	53,923	801,964
	2022	408,462	184,275	229,760	0	53,077	875,574
Joseph C. Peterson(5) Executive Vice President and Chief Commercial Officer	2024	434,938	289,120	170,666	0	37,022	931,746

(1)    A discussion of the assumptions used in calculating these values is contained in Note 17 to the 2024 audited financial statements, on pages 98 and 99 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(2)    The amounts shown in the Non-equity Incentive Plan Compensation column are payments under the SMICP for performance in the years indicated. However, the NEOs received these payments in March of the following year. None of the NEOs received a bonus for 2022, 2023, or 2024 except for these payments under the SMICP.

(3)    The amounts shown in the Change in Pension Value and Non-qualified Deferred Compensation Earnings column for Mr. Hardwick are the changes in the actuarial present value of his frozen benefits under the Pension
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Plan for the years indicated. The present value of Mr. Hardwick's benefits decreased by $43,030 in 2022 and by $1,359 in 2024. SEC rules require that negative earnings be shown as $0 in the Summary Compensation Table. Mr. Stewart, Mr. Martin, Mr. Peterson, and Ms. Kawiecki have not participated in any Company-sponsored defined benefit plan or other actuarial pension plan. No NEO received above-market or preferential earnings on deferred compensation for 2022, 2023, or 2024.

(4)    The amounts shown in the All Other Compensation column include the following for the years indicated:

Mr. Hardwick

•§401(k) Plan FMC matching contributions of $13,725 (2022), $14,850 (2023), and $15,525 (2024)
•Additional §401(k) Plan FMC contributions of $5,800 (2022), $6,100 (2023), and $6,600 (2024)
•Reinvested dividends on restricted stock awards valued at $39,373 (2022), $52,643 (2023), and $71,034 (2024)
•Perquisites of $15,691 (car allowance and country club dues)

Mr. Stewart

•§401(k) Plan FMC matching contributions of $13,725 (2022), $14,850 (2023), and $15,525 (2024)
•Additional §401(k) Plan FMC contributions of $5,800 (2022), $6,100 (2023), and $6,600 (2024)
•Reinvested dividends on restricted stock awards valued at $34,603 (2022), $40,170 (2023), and $50,460 (2024)
•Perquisites of $17,299 (car allowance and country club dues)

Ms. Kawiecki

•§401(k) Plan FMC matching contributions of $13,725 (2022), $14,850 (2023), and $15,525 (2024)
•Reinvested dividends on restricted stock awards valued at $24,333 (2022), $33,728 (2023), and $45,081 (2024)
•Perquisites of $16,151 (car allowance and country club dues)

Mr. Martin

•§401(k) Plan FMC matching contributions of $13,725 (2022), $14,850 (2023), and $15,525 (2024)
•Additional §401(k) Plan FMC contributions of $5,800 (2022), $6,100 (2023), and $6,600 (2024)
•Reinvested dividends on restricted stock awards valued at $31,004 (2022), $30,230 (2023), and $33,421 (2024)
•Perquisites of $4,723 (car allowance)

Mr. Peterson
•§401(k) Plan FMC matching contributions of $15,525 (2024)
•Reinvested dividends on restricted stock awards valued at $21,497 (2024)

(5)    Mr. Peterson was not an NEO in 2022 and 2023.

The Company does not have employment agreements with any of the NEOs.

39 First Merchants Corporation 2025 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning all of the grants of plan-based awards made to the NEOs for 2024. The non-equity incentive plan awards were made under the SMICP, and the stock awards were grants of restricted stock made under the LTEIP. No stock option awards were made to any of the NEOs for 2024. The SMICP and the LTEIP are described in the Compensation Discussion and Analysis, on pages 28-43.

GRANTS OF PLAN-BASED AWARDS FOR 2024

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum
Mark K. Hardwick - SMICP		$0	$610,037	$1,220,075
Mark K. Hardwick - LTEIP	8/8/2024				21,000	$758,940
Michael J. Stewart - SMICP		0	385,061	770,122
Michael J. Stewart - LTEIP	8/8/2024				16,000	578,240
Michele M. Kawiecki - SMICP		0	284,430	578,860
Michele M. Kawiecki - LTEIP	8/8/2024				13,000	469,820
John J. Martin - SMICP		0	221,069	442,138
John J. Martin - LTEIP	8/8/2024				8,000	289,120
Joseph C. Peterson - SMICP		0	217,469	434,938
Joseph C. Peterson - LTEIP	8/8/2024				8,000	289,120

(1) The amounts shown in the Estimated Future Payouts under Non-equity Incentive Plan Awards column were the range of payouts to the NEOs for targeted performance for 2024 under the SMICP. The payments made to the NEOs for 2024 performance under the SMICP are shown in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table on page 37.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning unexercised stock options, stock awards that have not vested, and equity incentive plan awards for each of the NEOs outstanding as of the end of the Company’s 2024 fiscal year.

OUTSTANDING EQUITY AWARDS AT END OF 2024 FISCAL YEAR

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Mark K. Hardwick				58,067	$2,316,292
Michael J. Stewart				40,835	1,628,908
Michele M. Kawiecki				36,768	1,466,675
John J. Martin				26,379	1,052,358
Joseph C. Peterson				19,271	768,720

40 First Merchants Corporation 2025 Proxy Statement

(1)None of the NEOs had unexercised option awards at the end of the 2024 fiscal year.

(2)The vesting dates of the stock awards that had not vested at the end of the 2024 fiscal year are:

Mr. Hardwick
16,519 shares will vest on August 3, 2025
20,174 shares will vest on August 2, 2026
21,374 shares will vest on August 8, 2027

Mr. Stewart
11,012 shares will vest on August 3, 2025
13,537 shares will vest on August 2, 2026
16,285 shares will vest on August 8, 2027

Ms. Kawiecki
7,708 shares will vest on August 3, 2025
5,741 shares will vest on February 8, 2026
10,087 shares will vest on August 2, 2026
13,231 shares will vest on August 8, 2027

Mr. Martin
4,955 shares will vest on August 3, 2025
7,176 shares will vest on February 8, 2026
6,105 shares will vest on August 2, 2026
8,142 shares will vest on August 8, 2027

Mr. Peterson
2,202 shares will vest on August 3, 2025
5,741 shares will vest on February 8, 2026
3,185 shares will vest on August 2, 2026
8,142 shares will vest on August 8, 2027

(3)The market value of the stock awards that had not vested at the end of the 2024 fiscal year was computed by multiplying the closing market price of FMC’s stock on December 31, 2024 ($39.89/share) by the number of shares that had not vested.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning each exercise of a stock option and each vesting of a stock grant, including restricted stock and restricted stock units, during FMC’s 2024 fiscal year for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED DURING 2024

Name	Option Awards			Stock Awards
	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mark K. Hardwick				9,474	$338,237
Michael J. Stewart				8,638	308,393
Michele M. Kawiecki				5,851	208,911
John J. Martin				4,458	159,170
Joseph C. Peterson				1,114	39,792

41 First Merchants Corporation 2025 Proxy Statement

(1) The vesting date for the applicable stock award was August 10, 2024. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($35.70/share) on the vesting date.

PENSION BENEFITS TABLE

The following table provides information concerning the Pension Plan with respect to each of the NEOs as of December 31, 2024.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Mark K. Hardwick	FMC Retirement Pension Plan	7.32	$56,348	$0
Michael J. Stewart	N/A	N/A	N/A	N/A
Michele M. Kawiecki	N/A	N/A	N/A	N/A
John J. Martin	N/A	N/A	N/A	N/A
Joseph C. Peterson	N/A	N/A	N/A	N/A

(1)    Mr. Stewart, Ms. Kawiecki, Mr. Martin, and Mr. Peterson are not participants in the Pension Plan, because they were not employed by the Company on March 1, 2005, when the Pension Plan was frozen. Mr. Hardwick is a participant in the Pension Plan, but his benefits were frozen, effective March 1, 2005, because he had not yet attained age 55 and accrued 10 years of credited service as of that date. His years of credited service under the plan are one fewer than his number of actual years of service with the Company when the Plan was frozen. Mr. Hardwick is not currently eligible for normal or early retirement under the Pension Plan.

(2)    The assumptions used in calculating the present value of accumulated benefits are discussed in Note 18 to FMC’s 2024 audited financial statements, on pages 100-103 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Pension Plan is a tax-qualified Code §401(a) defined benefit pension plan. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen, effective March 1, 2005, are determined under the formula described above, based on their average final compensation as of that date, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table shows the dollar amounts of contributions, earnings, withdrawals, distributions and the aggregate balances of the NEOs’ deferred benefit accounts under the First Merchants Corporation 2011 Executive Deferred Compensation Plan ("EDCP") as of December 31, 2024.

42 First Merchants Corporation 2025 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION IN 2024

Name	Executive Contributions in Last Fiscal Year	Company's Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Mark K. Hardwick	$0	$0	$56,532	$0	$381,550
Michael J. Stewart	0	0	758	0	40,662
Michele M. Kawiecki	0	0	1,801	0	13,313
John J. Martin	0	0	0	0	0
Joseph C. Peterson	0	0	0	0	0

CHANGE OF CONTROL AGREEMENTS TABLE

The Company does not have an employment or severance agreement with any of the NEOs.

FMC has a “double trigger” change of control agreement with each of the NEOs that, in general, would provide for a severance payment to the NEO in the event of a change of control of the Company that is followed by a termination or constructive termination of the NEO’s employment within 24 months after the change of control. A "change of control" is defined as an acquisition by any person of 25% or more of FMC’s voting shares, a change in the makeup of a majority of the Board over a 24‑month period, a merger of FMC in which the shareholders before the merger own 50% or less of the Company’s voting shares after the merger, or approval by FMC’s shareholders of a plan of complete liquidation of FMC or an agreement to sell or dispose of substantially all of the Company’s assets. A "constructive termination" is defined as a significant reduction in duties, compensation or benefits or a relocation of the NEO’s office outside the area described in the agreement, unless agreed to by the NEO. No payment would be made under the agreement if the termination was for “cause” (as defined in the change of control agreement) or if the termination was because of the NEO’s death, disability or voluntary retirement, or if the NEO voluntarily terminated employment (unless due to constructive termination).

If the two triggering events occur, the agreement provides that the NEO would be entitled, in addition to base salary and incentive compensation accrued through the date of termination, to payment from the Company, or its successor in the event of a purchase, merger or consolidation, of a lump sum severance payment in an amount determined by multiplying the sum of the NEO’s annual base salary as in effect on the date the NEO receives notice of termination and the largest cash incentive plan payment received by the NEO under the SMICP during the two years preceding the date of termination, by the percentage set forth in the agreement (299% for Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin, and 200% for Mr. Peterson). In such event, the NEO’s outstanding stock options would be canceled; and, in lieu thereof, the NEO would receive a lump sum amount equal to the bargain element value of these options, if any. The restrictions on any shares of restricted stock held by the NEO when the two triggering events occurred would also lapse, and the NEO’s unvested benefits under the non-qualified deferred compensation plans would vest. The NEO would also be entitled to outplacement services, reasonable legal fees and expenses incurred as a result of the termination, and life, disability, accident and health insurance coverage until the earlier of two years following the date of termination or the NEO’s 65th birthday. The insurance coverage would be similar to what the NEO was receiving immediately prior to the notice of termination, and the Company would pay the same percentage of the cost of such coverage as it was paying on the NEO’s behalf on the date of such notice.

The following table shows the lump sum severance payment amounts that would have been payable to the NEOs under the change of control agreements if both of the triggering events had occurred on December 31, 2024. The table also shows the bargain element values of the NEOs’ outstanding stock options on that date and the estimated values of their life, disability, accident and health insurance coverages for two years following that date.

43 First Merchants Corporation 2025 Proxy Statement

CHANGE OF CONTROL AGREEMENTS

Name	Multiplier	Severance Benefit Amount ($)	Bargain Element Values of Outstanding Stock Options	Estimated Values of Insurance Coverages for Two Years ($)
Mark K. Hardwick	299%	3,719,793	—	32,478
Michael J. Stewart	299%	2,859,147	—	25,094
Michele M. Kawiecki	299%	2,074,152	—	34,090
John J. Martin	299%	1,865,565	—	34,592
Joseph C. Peterson	200%	1,231,332	—	36,732

The change of control agreements were not entered into in response to any effort to acquire control of the Company, and the Board is not aware of any such effort.

RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mark K. Hardwick, our Chief Executive Officer (“CEO”) in 2024.

We have identified a new median employee for purposes of calculating the ratio of our CEO’s total annual compensation to that of the median employee. To determine the new median employee, we reviewed our entire employee population as of December 20, 2024. The employee population totaled 2,046 employees after omitting the CEO. We have no employees outside of the U.S., so no adjustments were made to the employee population on that basis.

We used the combination of base salary, overtime, and annual incentive compensation as our consistently applied compensation measure. Compensation was annualized to the end of the fiscal year, including annualizing the pay of permanent employees hired in 2024, as allowed under the ratio rule. Using this methodology, we directly identified our median employee and then determined the median employee’s total compensation at the end of our fiscal year using the Summary Compensation Table items as reflected on page 37. The amount of that compensation was $59,144. The amount of our CEO’s 2024 total compensation (as reflected on page 37) was $2,079,268 Based on this information, and consistent with Item 402(u) of SEC Regulation S-K, the ratio of our CEO’s total annual compensation to that of the median employee was 35:1.
44 First Merchants Corporation 2025 Proxy Statement

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer ($)	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Non-Principal Executive Officer Named Executive Officers ($)	Average Compensation Actually Paid to Non-Principal Executive Officer Named Executive Officers ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(8)	Net Income ($000)	Earnings Per Share ($)(9)
2024(1)	2,079,268	2,241,828(6)	1,188,353	1,257,011(7)	113.97	130.40	201,400	3.41
2023(2)	1,787,750	1,692,822	970,092	890,903	101.92	115.64	223,800	3.73
2022(3)	1,868,200	1,849,910	1,028,734	1,013,896	108.22	116.10	222,100	3.81
2021(4)	1,454,487	1,580,952	1,055,798	1,132,355	107.02	124.74	205,500	3.81
2020(5)	1,403,078	1,174,328	666,525	523,527	93.07	91.29	148,600	2.74

(1)In 2024, the Company's Principal Executive Officer ("PEO") was Mark K. Hardwick, and the Company's Non-Principal Executive Officer Named Executive Officers ("Non-PEO NEOs") were Michael J. Stewart, Michele M. Kawiecki, John J. Martin, and Joseph C. Peterson.

(2)In 2023, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin, and Stephan H. Fluhler.

(3)In 2022, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin, and Stephan H. Fluhler.

(4)In 2021, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin and Stephan H. Fluhler

(5)In 2020, the Company's PEO was Michael C. Rechin, and the Company's Non-PEO NEOs were Mark K. Hardwick, Michael J. Stewart, John J. Martin and Stephan H. Fluhler

(6)The adjustments made to the Summary Compensation Table "Total" for the Company's Principal Executive Officer are as follows:

Year	Reported Summary Compensation Table Total for Principal Executive Officer ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (d)	Compensation Actually Paid to Principal Executive Officer ($)
2024	2,079,268	(758,940)	921,500	0	0	2,241,828

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table for each applicable year.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:
45 First Merchants Corporation 2025 Proxy Statement

Year	Year-End Fair Value of Equity Awards Granted during the Year ($)	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	837,690	95,540	0	(11,730)	0	0	921,500

(c) The amounts in this column, if any, represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table for each applicable year.

(d) The Service Cost and Prior Service Cost for 2024 is $0 because the First Merchants Corporation Retirement Pension Plan ("Pension Plan") benefit accruals were frozen in such year. In addition, no amendments were made to the Pension Plan for such year that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid.

(7)The adjustments made to the average of Summary Compensation Table "Total" for the Company's non-PEO NEOs are as follows:

Year	Average Reported Summary Compensation Table Total for Non-Principal Executive Officers	Average Reported Value of Equity Awards ($) (a)	Average Equity Award Adjustments ($) (b)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Average Pension Benefit Adjustments ($) (d)	Average Compensation Actually Paid to Non-Principal Executive Officers ($)
2024	1,188,353	(406,575)	475,233	0	0	1,257,011

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted during the Year ($)	Average Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Total Equity Award Adjustments ($)
2024	448,763	38,286	0	(11,816)	0	0	475,233

(c) The amounts in this column represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table.

(d) The Service Cost and Prior Service Cost for 2024 is $0 because the Pension Plan benefit accruals were frozen in such year. In addition, no amendments were made to the Pension Plan for such year that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid.

(8)The peer group is comprised of the KBW Nasdaq Regional Banking Index.

(9)The Company has determined that Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding) is the most important financial performance measure (that is not otherwise disclosed in the Pay Versus Performance Table above) used to link compensation actually paid to the Company’s NEOs for 2024 to the Company’s performance.
46 First Merchants Corporation 2025 Proxy Statement

DESCRIPTION OF RELATIONSHIPS AMONG PAY VERSUS PERFORMANCE MEASURES

Relationship Between Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years and the Company's peer group TSR over the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(FYE 2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
3
2
2
1
1
0
Company TSR
KBW Nasdaq Regional Banking Index TSR
$140
$120
$100
$80
$60
$40
$20
$0
100.00
93.07
91.29
124.74
107.02
116.10
108.22
115.64
101.92
130.40
113.97
1.2
0.5
1.6
1.1
1.8
1.0
1.7
0.9
2.2
1.3
2019
2020
2021
2022
2023
2024
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
First Merchants Corporation TSR
KBW Nasdaq Regional Banking Index TSR

47 First Merchants Corporation 2025 Proxy Statement

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
3
2
2
1
1
0
$250
$200
$150
$100
$50
$0
148.6
205.5
222.1
223.8
201.4
1.2
0.5
1.6
1.1
1.8
1.0
1.7
0.9
2.2
1.3
2020
2021
2022
2023
2024
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
First Merchants Corporation Net Income

48 First Merchants Corporation 2025 Proxy Statement

Relationship Between Compensation Actually Paid and Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Earnings Per Share
Compensation Actually Paid ($ Millions)
3
2
2
1
1
0
$5
$4
$4
$3
$3
$2
$2
$1
$1
$0
Earnings Per Share ($)
2.74
3.81
3.81
3.73
3.41
1.2
0.5
1.6
1.1
1.8
1.0
1.7
0.9
2.2
1.3
2020
2021
2022
2023
2024
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Earnings Per Share ($)

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The following list presents the financial performance measures for 2024 that the Company considers to be the most important in linking Compensation Actually Paid to its PEO and Non-PEO NEOs to Company performance.

•Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding);

•Commercial line-of-business net contribution to the Company's operating revenue; and

•Commercial line-of-business total operating revenue.

VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company annually includes, in association with its Annual Meeting, a separate, non-binding resolution subject to shareholder advisory vote to approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the proxy statement.

The Company’s executive compensation policies and programs are designed to link the interests of the NEOs and the other shareholders by aligning the NEOs’ pay and other financial incentives with the Company’s and their own individual long-term and short-term performance and by increasing their ownership of the Company’s stock. The material elements of these programs are discussed in the Compensation Discussion and Analysis.

At the 2024 Annual Meeting, shareholders voted 92.65% of the shares to approve the NEOs’ compensation. Only 7.34% of the shares were voted against approval, and 0.01% of the shares abstained. The Board and the Compensation and Human Resources Committee considered these results and have concluded that the shareholders support a continuation of the
49 First Merchants Corporation 2025 Proxy Statement

Company’s existing executive compensation policies and programs. The Committee did not make any significant changes in 2024 to the previous year’s policies and programs.

We are again asking our shareholders to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed and discussed in the Compensation Discussion and Analysis, the compensation tables, and related material in Section VII of this proxy statement, entitled “Compensation of Named Executive Officers,” on pages 28-43. Shareholders are encouraged to consider this information prior to voting on the resolution. While this vote is non-binding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding whether to continue the existing executive compensation philosophy and programs or to make significant changes in the future.

After the upcoming vote in association with the 2025 Annual Meeting, the next following shareholder advisory vote to approve the compensation of the Company’s NEOs will occur in association with the 2026 Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE COMPENSATION TABLES AND ANY RELATED MATERIAL IN THE PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS.

VIII. COMPENSATION OF DIRECTORS

Each of the non-employee directors was paid an annual retainer of $140,000 for the director’s services in that capacity during 2024. Mr. Hardwick, as FMC’s CEO, was not separately compensated for his services as a director.

In addition to her retainer, Ms. Wojtowicz received $50,000 for her services as Board Chair. In addition to his retainer, Mr. Rechin received $10,000 for his services as Board Vice Chair. In addition to their retainers, Mr. Becher received $15,000 for his services as Chair of the Audit Committee; Mr. Halderman received $10,000 for his services as Chair of the Risk and Credit Policy Committee; Ms. Brooks received $5,000 for her services as Chair of the Nominating and Governance Committee; and Ms. Wojtowicz received $5,000 for her services as Chair of the Human Resources and Compensation Committee. Dr. Chiang, Mr. Fehring, Mr. Sondhi and Mr. Rechin each received $5,000 for their services as members of the Risk and Credit Policy Committee, due to the time demands serving on that Committee entails. Similarly, Mr. Kellogg, Mr. Sondhi, and Ms. Wojtowicz each received $5,000 for their services as members of the Audit Committee.

Directors do not receive separate meeting fees, as their duties include regular attendance and active participation in Board and Committee meetings. The directors’ compensation is paid quarterly in arrears on the last business day of each calendar quarter.

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

In 2008, the shareholders approved the Equity Compensation Plan for Non-employee Directors (“ECPND”). The ECPND was designed to strengthen the alignment between the non-employee directors’ compensation and long-term shareholder interests by requiring that at least 50% of their compensation, including annual retainers and fees for chairing or serving on Board Committees, be paid in the form of restricted shares of FMC common stock valued at fair market value (the closing price as reported by Nasdaq) on the date of payment. The restricted shares are non-transferable until the restrictions lapse, on the earliest of the following dates: (i) the third anniversary of the date the shares were issued if the director has served continuously as a director since the shares were issued; (ii) the date the director retires as a director ; (iii) the date of the director’s death or total and permanent disability (as defined in Code §22(e)(3)); or (iv) the date of a change of control, as defined in the Long-Term Equity Incentive Plan (“LTEIP”). If the director’s service as a director ends before the restrictions lapse, the director forfeits the restricted shares. The director is deemed to be the beneficial owner of the restricted shares, with the right to vote and receive all dividends and other distributions with respect to the shares, unless and until they are forfeited.

Effective as of January 1, 2015, based in part on a recommendation from Conduent Human Resource Services ("Conduent"), the Board increased the percentage of the non-employee directors’ compensation that is payable in restricted shares from 50% to 62.5%, thus reducing the percentage that is payable in cash from 50% to 37.5%. This change in the structure of the non-employee directors’ compensation further aligns their interests with long-term shareholder interests.
50 First Merchants Corporation 2025 Proxy Statement

Also based in part on a recommendation from Conduent, effective as of January 1, 2015, the Board amended the LTEIP to eliminate a provision in that plan for an automatic annual award to non-employee directors of an option to purchase FMC common stock. Under that provision, the non-employee directors received a stock option grant each July 1 to purchase 1,500 shares of FMC common stock at the closing market price of the shares on the date of the grant. Thus the non-employee directors were awarded the stock options on July 1, 2014 but not on or after July 1, 2015. The Company had already ceased awarding stock options to any of its executive officers and other employees beginning in 2014, as recommended by Conduent, instead relying on restricted stock grants as the sole form of equity awards to employees. The 2015 elimination of stock option awards to the non-employee directors, coupled with the increased emphasis on restricted stock in the makeup of the directors’ compensation, mirrored the changes previously made in the structure of the employees’ equity compensation.

A Board-established stock ownership guideline applies to all non-employee directors, under which they are to acquire and hold shares of FMC common stock equal in value to at least three times their total annual compensation for their services as directors. Directors are expected to meet this guideline as soon as reasonably possible, and in all cases within six years after the director is first elected to the Board. All of the current directors have met this guideline or are on course to do so within this period.

The Company also has a written policy prohibiting its directors from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the director under the ECPND or otherwise held, directly or indirectly, by the director. A primary purpose of the hedging prohibition is to avoid reducing the director’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its directors from pledging their shares as collateral for a loan.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

In December 2017, the Board approved the establishment of a Non-Employee Directors' Deferred Compensation Plan (the "Plan"). The Plan permits our non-employee directors, commencing January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Company will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant's deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Company's common stock of the deferred compensation, the Company match, and the previous adjustments to the account's value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Participants are able to defer payments to their accounts until retirement, at which time the participant may elect to receive all amounts in their account as a lump sum or in installments.

The Plan was recommended and designed by the Company's compensation consultant at the time. There are currently four of the Company's directors who are participants in the Plan.

The following table contains information concerning the compensation paid to the non-employee directors for their services as directors in 2024.

51 First Merchants Corporation 2025 Proxy Statement

DIRECTOR COMPENSATION FOR 2024 FISCAL YEAR

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Michael R. Becher	$58,182	$96,818	$10,342	$165,342
Susan W. Brooks	54,440	90,560	9,442	154,442
Mung Chiang	54,440	90,560	5,421	150,421
Patrick J. Fehring	54,440	90,560	7,428	152,428
Michael J. Fisher	52,547	87,452	9,253	149,253
F. Howard Halderman(4)	63,794	93,705	10,069	167,569
Kevin D. Johnson(4)	58,547	87,452	6,484	152,484
Clark C. Kellogg (4)	55,940	90,560	9,497	155,997
Gary J. Lehman(4)	67,547	87,452	9,253	164,253
Michael C. Rechin	57,217	95,282	9,656	162,156
Charles E. Schalliol(5)	44,071	60,928	12,777	117,777
Jason R. Sondhi	56,294	93,705	6,843	156,843
Jean L. Wojtowicz	73,644	122,605	11,712	207,962
(1) The grant date fair value of the 2024 quarterly restricted stock awards to the directors was as follows:

March 31, 2024	$34.90/share
June 30, 2024	$33.29/share
September 30, 2024	$37.20/share
December 31, 2024	$39.89/share
A discussion of the assumptions used in calculating these values is contained in Note 17 to the 2024 audited financial statements, on pages 98 and 99 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2024.

(2) The aggregate number of stock awards that had not vested under the ECPND at the end of the 2024 fiscal year for each non-employee director was as follows:

Mr. Becher	7,870
Ms. Brooks	7,255
Dr. Chiang	5,419
Mr. Fehring	6,863
Mr. Fisher	7,067
Mr. Halderman	7,643
Mr. Johnson	6,132
Mr. Kellogg	7,294
Mr. Lehman	7,067
Mr. Rechin	7,464
Mr. Schalliol	8,342
Mr. Sondhi	6,495
Ms. Wojtowicz	9,264
52 First Merchants Corporation 2025 Proxy Statement

(3)    The dollar amounts shown under “All Other Compensation” represent the dividends paid during 2024 on the stock awards to the non-employee directors under the ECPND.

(4)    In addition to their compensation for serving as FMC directors, Mr. Halderman received $7,500, Mr. Kellogg received $1,500, Mr. Lehman received $15,000, Mr. Johnson received $6,000, and Mr. Schalliol received $7,500 from FMB for serving as a regional advisory Bank director in 2024. These amounts are included in their total compensation.

(5)     Mr. Schalliol retired from the Board on May 7, 2024.

As noted above, no option awards were made to the non-employee directors during 2024. However, in 2014 and preceding years, options to purchase FMC common stock at the closing market price of the shares on the date of the award were automatically made under the LTEIP to non-employee directors each year on July 1. These option awards expire ten years after the date of the award, unless they have been exercised prior to the expiration date.

The aggregate number of option awards outstanding under the LTEIP for each non-employee director at the end of the 2024 fiscal year was as follows:

Mr. Becher	0
Ms. Brooks	0
Dr. Chiang	0
Mr. Fehring	4,762
Mr. Fisher	0
Mr. Halderman	0
Mr. Johnson	0
Mr. Kellogg	0
Mr. Lehman	0
Mr. Rechin	0
Mr. Schalliol	0
Mr. Sondhi	0
Ms. Wojtowicz	0

IX. TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of FMC and their associates are customers of and have had transactions with FMC’s wholly owned subsidiary, First Merchants Bank, from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with FMC’s Code of Business Conduct, all transactions in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director or executive officer of the Company, or any member of his or her immediate family, had or will have a direct or indirect material interest, will be reviewed for potential conflict of interest.
53 First Merchants Corporation 2025 Proxy Statement

X. DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Based on its records and the written representations of its directors and executive officers, FMC believes that during 2024 these persons complied with all Section 16(a) filing requirements, except for the following:

Director/Executive Officer	Filing/Date	Transaction*
F. Howard Halderman	Form 4/February 27, 2025	Late notification of four transactions by family members
*Filed after due date.

XI. INDEPENDENT AUDITOR

FEES FOR PROFESSIONAL SERVICES RENDERED BY FORVIS MAZARS, LLP

The following table shows the aggregate fees and expenses billed by Forvis for audit and other services rendered to FMC for 2023 and 2024.

	2023	2024
Audit Fees	$761,970	$807,700
Audit-Related Fees	58,090	65,200
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$820,060	$872,900

The “Audit Fees” were for professional services rendered for the audits of FMC’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and agreed-upon procedures on the Company’s electronic submission of audited financial information to the U. S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company’s major HUD-assisted programs.

The “Audit-Related Fees” were for professional services rendered for audits of and services performed in connection with the Company’s employee benefit plans.

All of the services related to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for 2023 and 2024 were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy described below.

The Audit Committee has considered whether the provision by Forvis of all services is compatible with maintaining Forvis' independence and believes that it is compatible.

THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and non-audit services performed by FMC’s independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditor is required to provide detailed back-up
54 First Merchants Corporation 2025 Proxy Statement

documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

VOTING ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2025

The Board, subject to ratification by the shareholders, has appointed Forvis Mazars, LLP as FMC’s independent auditor for 2025. If the shareholders do not ratify the appointment of Forvis Mazars, LLP, the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders’ meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM FORVIS MAZARS, LLP AS FMC’S INDEPENDENT AUDITOR FOR 2025.

XII. SHAREHOLDER PROPOSALS

Proposals of shareholders pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the 2026 Annual Meeting of the shareholders must be received by the Secretary of the Company at its principal office by December 2, 2025, for inclusion in FMC’s 2026 proxy statement and form of proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the 2026 Annual Meeting is not received by the Company on or before February 15, 2026, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.

The process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee is set forth in Article IV of FMC’s Bylaws. See the description of the process on page 20 under “Nominating and Governance Committee - Policy and Process for Considering Director Candidates Recommended by Shareholders.”

Article IV, Section 10, of FMC’s Bylaws includes separate advance notice provisions applicable to shareholders who intend to solicit proxies in support of director nominees for election at an annual meeting of shareholders, other than the Company's nominees, or to bring proposals before an annual meeting of shareholders other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in FMC’s Bylaws. To be timely, a shareholder must provide the information set forth in Article IV, Section 10, of FMC’s Bylaws (which includes information required under Rule 14a-19 under the Exchange Act) to the Secretary of the Company no earlier than January 16, 2026, and no later than February 15, 2026. However, if we hold the 2026 Annual Meeting more than 30 days before, or more than 60 days after, the anniversary of the 2025 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2026 Annual Meeting date, and not later than (i) the 90th day prior to the 2026 Annual Meeting date or (ii) the tenth day after public disclosure of the 2026 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and or the other requirements set forth in FMC’s Bylaws, such shareholder’s nomination shall be disregarded and/or proposed other business shall not be transacted.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Any proposals, notices, or director nominee suggestions should be sent to the attention of the Secretary of the Company at 200 East Jackson Street, Muncie, Indiana 47305.

55 First Merchants Corporation 2025 Proxy Statement

XIII. OTHER MATTERS

Shareholders who, according to FMC’s records, share an address may receive only one Notice Regarding the Availability of Proxy Materials on the Internet, one annual report to shareholders or one set of proxy materials, unless the shareholders have provided contrary instructions. Any shareholder who received only one Notice Regarding the Availability of Proxy Materials, one annual report to shareholders or one set of proxy materials, and who wishes to receive a separate Notice, a separate annual report to shareholders or a separate set of proxy materials, may write or call the Company’s Shareholder Services Department at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-0792; (800) 262-4261, extension 21522. In addition, shareholders who share an address and who have received multiple Notices Regarding the Availability of Proxy Materials, multiple copies of the annual report to shareholders or multiple copies of proxy materials may write or call the Company’s Shareholder Services Department at First Merchants Corporation, at the same address and telephone number noted above, to request delivery of a single Notice or a single copy of these materials in the future.

FMC will bear the cost of soliciting proxies. FMC employees may solicit proxies personally or by mail, telephone or other electronic means, however, no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the Annual Meeting of the shareholders other than: (1) the election of directors, (2) the advisory, non-binding resolution to approve the compensation of FMC’s named executive officers, and (3) ratification of the appointment of the independent auditor. The Secretary of the Company did not receive notice of any shareholder proposals intending to be included in this proxy statement and did not otherwise receive notice of any other shareholder proposals on or before February 13, 2025 (the date after which such other shareholder proposals would be considered untimely). If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of the proxies are authorized to vote thereon at their discretion.

                By Order of the Board of Directors

     Brian T. Hunt
     Secretary
Muncie, Indiana
April 1, 2025

56 First Merchants Corporation 2025 Proxy Statement

First Merchants Corporation

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 15, 2025 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRME2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 15, 2025 for shares held directly and by 11:59 P.M. Eastern Daylight Time on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MERCHANTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) F. Howard Halderman
02) Kevin D. Johnson
03) Clark C. Kellogg
04) Michael C. Rechin

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of the firm Forvis Mazars, LLP as the independent auditor for 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com

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FIRST MERCHANTS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2025

The shareholder(s) hereby appoint(s) Susan W. Brooks, as proxy with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First Merchants Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Daylight Time, on May 16, 2025, virtually at www.virtualshareholdermeeting.com/FRME2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Your **Vote** Counts!

FIRST MERCHANTS CORPORATION

2025 Annual Meeting

Vote by May 15, 2025 11:59 PM EDT. For shares held in a Plan, vote by May 15, 2025 11:59 PM EDT.

First Merchants Corporation

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You invested in FIRST MERCHANTS CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 16, 2025.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 2, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote Virtually at the Meeting*

May 16, 2025
8:00 AM EDT

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) F. Howard Halderman 02) Kevin D. Johnson 03) Clark C. Kellogg 04) Michael C. Rechin	For
2.	Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	For
3.	Proposal to ratify the appointment of the firm Forvis Mazars, LLP as the independent auditor for 2025.	For

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